Term Sheet                     Date Prepared: June 14, 2006

Citigroup Mortgage Loan Trust Asset-Backed Certificates,
Series 2006-NC1

Approximate Total Offered Size: $715,603,000
Citigroup Global Markets Realty Corp.
Seller
Wells Fargo Bank N.A.
Servicer
Citigroup Mortgage Loan Trust, Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (S&P/Moodys/DBRS)			WAL (Call/ Mat)(3)		Window (Call/ Mat)(3)
OFFERED CERTIFICATES
A-2A	260,178,000	FLT/SR/SEQ	22.65%	AAA	Aaa	AAA	1.00	1.00	1 - 21	1 - 21
A-2B	134,949,000	FLT/SR/SEQ	22.65%	AAA	Aaa	AAA	2.00	2.00	21 - 29	21 - 29
A-2C	74,929,000	FLT/SR/SEQ	22.65%	AAA	Aaa	AAA	3.00	3.00	29 - 62	29 - 62
A-2D	50,850,000	FLT/SR/SEQ	22.65%	AAA	Aaa	AAA	5.93	7.70	62 - 73	62 - 172
M-1	39,913,000	Floating / Mezz	18.55%	AA+	Aa1	AA (high)	4.82	5.29	49 - 73	49 - 148
M-2	47,701,000	Floating / Mezz	13.65%	AA	Aa2	AA	4.53	4.98	44 - 73	44 - 139
M-3	18,496,000	Floating / Mezz	11.75%	AA-	Aa3	AA (low)	4.40	4.83	42 - 73	42 - 128
M-4	16,549,000	Floating / Mezz	10.05%	A+	A1	A (high)	4.35	4.76	41 - 73	41 - 123
M-5	16,550,000	Floating / Mezz	8.35%	A	A2	A	4.31	4.69	40 - 73	40 - 118
M-6	13,142,000	Floating / Mezz	7.00%	A-	A3	A (low)	4.28	4.64	39 - 73	39 - 112
M-7	14,602,000	Floating / Mezz	5.50%	BBB+	Baa1	BBB (high)	4.25	4.57	39 - 73	39 - 106
M-8	6,814,000	Floating / Mezz	4.80%	BBB	Baa2	BBB	4.23	4.50	38 - 73	38 - 98
M-9	10,708,000	Floating / Mezz	3.70%	BBB-	Baa3	BBB (low)	4.22	4.43	38 - 73	38 - 94
M-10	10,222,000	Floating / Mezz	2.65%	BB+	Ba1	BBB (low)	4.21	4.32	37 - 73	37 - 85
NON-OFFERED CERTIFICATES
A-1	232,088,000	FLT/SR/PT	22.65%	AAA	Aaa	AAA
M-11	9,735,000	Floating / Mezz	1.65%	BB	Ba2	BB (high)

(1)	Certificate sizes are subject to change (+/- 5%)
(2)
The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date

(3)	Based on Pricing Prepayment Assumption
(4)	Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[June 16, 2006]
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	June 29, 2006
Trustee:	[U.S. Bank, N.A.]	Trust Administrator	[Citibank N.A.]

For Further Information:

Mortgage Finance Randy Appleyard (212) 723-6394 Perry Defelice (212) 723-1153 Taruna Reddy (212) 723-6748 Matthew Fallon (212) 723-6334	MBS Trading Eliot Rubenzahl (212) 723-6325 Phil Seares (212) 723-6325 Ted Counihan (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2006-NC1
Offered Certificates:
Approximately $520,906,000 senior floating-rate certificates (the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) and approximately $194,697,000 mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates).

Non-Offered Certificates:	Class A-1, Class M-11, Class CE, Class P, Class R and Class R-X Certificates
Class A Certificates:	The Group I and the Group II Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates
Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.
Group II Certificates:	Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates which evidence interests in the Group II Mortgage Loans.
Seller:	Citigroup Global Markets Realty Corp.
Originators:	New Century Mortgage Corporation (93.94%) Home123 (6.06%)
Interim Servicer:
New Century Mortgage Corporation
New Century Mortgage Corporation currently has a Servicer Quality rating of “SQ3+” by Moodys, a rating of “Above Average” by S & P as a Primary Servicer of subprime residential mortgage loans

Servicer:
Wells Fargo Bank N.A.
Wells Fargo Bank N.A. currently has a Servicer Quality rating of “SQ1” by Moodys, a rating of “Strong” by S & P and a rating of “RPS1” by Fitch as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust, Inc.
Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.
Trustee:	[U.S. Bank, N.A.]
Cap Provider:	[ ]
Swap Provider:	[ ]
Mortgage Loans:
4,765 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $973,489,502. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 1,799 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $300,048,804 with principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 2,966 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $673,440,698 with principal balances at origination that may or may not conform to principal balance limits of Freddie Mac.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about June 29, 2006.
Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing July 25, 2006
Cut-Off Date:	June 1, 2006.
Payment Delay:	The Offered Certificates have a 0 day delay.
Day Count:	The Offered Certificates are Actual/360.
Administrative Fee Rate:
Sum of the Servicing Fee and Credit Risk Manager Fee equal to 0.515% per annum.
For purposes of modeling assumptions the Credit Risk Manager Fee has been assumed as 0.020%, and the total fee has been assumed as 0.520%

Denomination:	$25,000 and multiples of $1 in excess thereof.
Legal Final Maturity:	For all classes the legal final maturity is expected to be August 2036.
SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.
ERISA Eligibility:	The Offered Certificate (other than the Class M-10 Certificates) are expected to be ERISA eligible - subject to one or more investor-based exemptions.
Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure
Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the related Net WAC Cap for that Distribution Date

➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related maximum cap rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related maximum cap rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the related mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 45.30% of the current principal balance of the related Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period
➢  minus the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans,
➢  plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortage Loans,
➢  plus, any amounts expressed as a per annum rate, equal to the Net Swap Payment made by the Swap Provider and divided by the aggregate principal balance of the Mortgage Loans.

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage
Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period,
➢  minus the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans,
➢  plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortage Loans,
➢  plus, any amounts expressed as a per annum rate, equal to the Net Swap Payment made by the Swap Provider and divided by the aggregate principal balance of the Mortgage Loans.

(c) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates and (ii) the Maximum Cap Rate for the Group II Certificates.

The Maximum Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
Group I Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Group II Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates), of (i) the Net WAC Cap for the Group I Certificates and (ii) the Net WAC Cap for the Group II Certificates.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.
LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x) the sum of:
(i) the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Trustee, the Credit Risk Manager or the Swap Provider of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 54.70% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 54.70% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed first to the Class A-2A Certificates, second to the Class A-2B Certificates, third to the Class A-2C Certificates and fourth to the Class A-2D Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Cap Trustee for the Cap Trust) will enter into a Cap Agreement with the Cap Provider for the benefit of the Group I Certificates, Group II Certificates and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Cap Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period. The schedule containing the notional amounts are in the tables on pages 16.

Swap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee for the Supplemental Interest Trust) will enter into a Swap Agreement with the Swap Provider. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Provider an amount equal to [5.44]% per annum on a notional amount equal to the related swap notional amount set forth in the schedule below and (ii) the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. The schedule containing the notional amounts are in the tables on pages 17.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.  First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  From the Interest Remittance Amount for each group, to pay interest on the related Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
3.  Prior to the Stepdown Date or if a Trigger Event is in effect an amount upto the Principal Ditribution Amount will be distributed as follows:
a)  To pay the Group I Principal Distribution Amount to the Group I Certificates and to pay the Group II Principal Distribution Amount to the Group II Certificates, until the aggregate Certificate Principal Balance of the Class A Certificatse in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B, A-2C and A-2D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group II Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.
b)  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until each such class has been reduced to zero.
4.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount upto the Principal Ditribution Amount will be distributed as follows:
a)  To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B, A-2C and A-2D Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group II Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.
b)  To pay the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until each such class is reduced to zero.

5. From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required level of credit support in the following order of priority:
•  Class A Certificates
•  Class M Certificates, sequentially

6. From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
7. From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
8. From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)  to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
9. To pay certain swap termination payments (caused by a Swap Provider Trigger Event) to the Swap Provider.
10. To pay the funds from the Supplemental Interest Trust pursuant to the priorities set forth under Supplemental Interest Trust below.
11. To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
12. To the holders of the Class R Certificates, any remaining amounts

Cap Priority:
Any amounts received under the Cap Agreement will be distributed by the Trust Administrator as follows:
1. To cover interest carry forward amounts on the Class A Certificates.
2. To make distributions as set forth in clauses (5) through (8) above to the extent remaining undistributed.
3. Any remaining amounts to the Class CE Certificates.

Supplemental Interest Trust:
Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:
1.  to the Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed to the Swap Provider for such Distribution Date
2.  To cover interest carry forward amounts on the Class A Certificates.
3.  To make distributions as set forth in clauses (5) through (8) above to the extent remaining undistributed.
4.  Any remaining amounts to the Class CE Certificates.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
(ii) the later to occur of:
(x) the Distribution Date in July 2009 and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
July 2008 through June 2009	[1.35]%
July 2009 through June 2010	[3.05]%
July 2010 through June 2011	[4.75]%
July 2011 through June 2012	[6.10]%
July 2012 and thereafter	[6.85]%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [35.32%] of the Senior Enhancement Percentage.
60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ In addition, the certificates will have the benefit of the Cap Agreement and the Swap Agreement

Class	Initial Credit Support*/**	Target Credit Support**
A	22.65%	45.30%
M-1	18.55%	37.10%
M-2	13.65%	27.30%
M-3	11.75%	23.50%
M-4	10.05%	20.10%
M-5	8.35%	16.70%
M-6	7.00%	14.00%
M-7	5.50%	11.00%
M-8	4.80%	9.60%
M-9	3.70%	7.40%
M-10	2.65%	5.30%
M-11	1.65%	3.30%
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x) the Targeted Overcollateralization Amount for such Distribution Date over
(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 1.65% of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 3.30% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, cash from the cap agreement,cash from the swap agreement and overcollateralization amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.
Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Group I Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	9.22	23.53	38	9.89	18.45
2	7.74	21.97	39	9.88	18.33
3	7.74	21.90	40	10.12	18.54
4	7.99	22.10	41	9.87	18.70
5	7.74	21.77	42	10.14	19.33
6	7.99	21.96	43	9.89	18.91
7	7.74	21.63	44	9.88	18.80
8	7.74	21.55	45	10.66	19.68
9	8.56	22.30	46	9.86	18.62
10	7.74	21.38	47	10.10	19.19
11	7.99	21.53	48	9.85	19.06
12	7.74	21.16	49	10.09	19.29
13	7.99	21.18	50	9.84	12.31
14	7.74	20.75	51	9.84	12.29
15	7.74	20.59	52	10.15	12.68
16	8.00	20.71	53	9.82	12.25
17	7.74	20.30	54	10.14	12.67
18	8.00	20.35	55	9.80	12.24
19	7.74	19.59	56	9.79	12.22
20	7.74	19.19	57	10.83	13.51
21	8.27	19.36	58	9.78	12.18
22	7.79	18.76	59	10.09	12.57
23	8.65	19.66	60	9.76	12.17
24	8.82	19.88	61	10.07	12.55
25	8.97	18.35	62	9.74	12.13
26	8.78	17.67	63	9.73	12.11
27	8.77	17.38	64	10.05	12.49
28	9.00	17.45	65	9.71	12.07
29	9.35	17.65	66	10.03	12.45
30	9.95	18.14	67	9.69	12.03
31	9.71	17.74	68	9.69	12.01
32	9.71	17.58	69	10.34	12.81
33	10.45	18.17	70	9.67	11.96
34	9.70	17.71	71	9.98	12.34
35	10.09	18.63	72	9.65	11.92
36	9.90	18.70	73	9.96	12.30
37	10.13	18.84

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.24% and 5.39% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement and net cash from the Swap Agreement.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	9.20	23.51	38	10.20	18.74
2	7.72	21.96	39	10.19	18.63
3	7.72	21.89	40	10.44	18.82
4	7.97	22.08	41	10.19	19.11
5	7.72	21.75	42	10.45	19.72
6	7.97	21.94	43	10.20	19.29
7	7.72	21.61	44	10.19	19.19
8	7.72	21.53	45	11.01	20.11
9	8.55	22.28	46	10.18	18.99
10	7.72	21.36	47	10.43	19.67
11	7.98	21.52	48	10.17	19.51
12	7.72	21.14	49	10.43	19.75
13	7.98	21.16	50	10.17	12.76
14	7.72	20.74	51	10.17	12.75
15	7.72	20.58	52	10.50	13.16
16	7.98	20.70	53	10.16	12.72
17	7.73	20.29	54	10.49	13.15
18	7.98	20.33	55	10.14	12.71
19	7.73	19.58	56	10.14	12.69
20	7.73	19.19	57	11.22	14.04
21	8.27	19.35	58	10.13	12.66
22	7.76	18.73	59	10.46	13.07
23	8.77	19.78	60	10.11	12.65
24	8.90	19.97	61	10.45	13.05
25	9.07	18.45	62	10.10	12.61
26	8.88	17.78	63	10.10	12.60
27	8.88	17.49	64	10.43	13.00
28	9.09	17.54	65	10.08	12.57
29	9.58	17.88	66	10.41	12.97
30	10.17	18.34	67	10.07	12.53
31	9.93	17.95	68	10.07	12.52
32	9.93	17.79	69	10.75	13.36
33	10.70	18.40	70	10.05	12.48
34	9.93	17.90	71	10.38	12.88
35	10.37	18.96	72	10.04	12.45
36	10.21	18.98	73	10.37	12.85
37	10.45	19.14

Assumptions:
1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.24% and 5.39% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
3)	Includes cash from Cap Agreement and net cash from the Swap Agreement.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	9.21	23.52	38	10.10	18.65
2	7.72	21.96	39	10.10	18.54
3	7.72	21.89	40	10.34	18.73
4	7.98	22.08	41	10.09	18.98
5	7.72	21.76	42	10.36	19.60
6	7.98	21.95	43	10.10	19.17
7	7.72	21.62	44	10.09	19.07
8	7.72	21.54	45	10.90	19.98
9	8.55	22.29	46	10.08	18.88
10	7.72	21.37	47	10.33	19.52
11	7.98	21.52	48	10.07	19.37
12	7.73	21.15	49	10.32	19.61
13	7.98	21.17	50	10.07	12.62
14	7.73	20.74	51	10.07	12.61
15	7.73	20.58	52	10.39	13.01
16	7.99	20.70	53	10.05	12.58
17	7.73	20.29	54	10.38	13.00
18	7.99	20.34	55	10.04	12.57
19	7.73	19.58	56	10.03	12.55
20	7.73	19.19	57	11.10	13.87
21	8.27	19.35	58	10.02	12.51
22	7.77	18.74	59	10.34	12.91
23	8.73	19.74	60	10.00	12.49
24	8.88	19.94	61	10.33	12.89
25	9.04	18.42	62	9.99	12.46
26	8.85	17.74	63	9.98	12.44
27	8.84	17.45	64	10.31	12.84
28	9.06	17.51	65	9.97	12.41
29	9.51	17.81	66	10.29	12.80
30	10.10	18.28	67	9.95	12.37
31	9.87	17.88	68	9.95	12.35
32	9.86	17.72	69	10.62	13.19
33	10.62	18.33	70	9.93	12.32
34	9.86	17.84	71	10.25	12.71
35	10.28	18.86	72	9.92	12.28
36	10.11	18.89	73	10.24	12.67
37	10.35	19.05

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.24% and 5.39% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement and net cash from the Swap Agreement.

Cap Agreement Schedule, Strike= [5.30]% for all Periods.

Period	Notional Balance ($)
1	947,691,000.00
2	937,282,106.22
3	925,144,962.07
4	911,308,016.66
5	895,517,003.61
6	877,860,716.87
7	857,962,836.66
8	836,176,413.66
9	812,916,769.05
10	787,365,611.31
11	759,866,417.60
12	731,757,865.52
13	698,407,334.36
14	669,973,113.37
15	642,976,092.97
16	618,046,992.70
17	593,058,213.49
18	566,644,091.02
19	528,374,730.64
20	496,229,536.91
21	466,145,123.98
22	437,859,626.45
23	411,453,251.67
24	387,517,609.35
25 and Thereafter	0.00

Swap Agreement Schedule,
Trust Pays [5.44]% for all Periods and Receives One-Month LIBOR

Period	Notional Balance ($)	Period	Notional Balance ($)
1	0.00	26	273,115,330.53
2	0.00	27	252,919,247.53
3	0.00	28	240,108,283.58
4	0.00	29	227,910,270.22
5	0.00	30	216,301,507.89
6	0.00	31	205,252,605.50
7	0.00	32	194,729,188.02
8	0.00	33	184,690,014.11
9	0.00	34	184,690,014.11
10	0.00	35	181,151,692.19
11	0.00	36	172,562,214.76
12	0.00	37	164,429,905.45
13	0.00	38	156,731,566.62
14	0.00	39	149,454,147.60
15	0.00	40	142,732,971.10
16	0.00	41	136,328,278.75
17	0.00	42	130,224,733.30
18	0.00	43	124,407,871.36
19	0.00	44	118,863,440.81
20	0.00	45	113,578,213.86
21	0.00	46	108,539,621.31
22	0.00	47	103,735,721.34
23	0.00	48	99,155,212.44
24	0.00	49	94,787,341.86
25	306,738,249.89	50 and Thereafter	0.00

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.63	2.25	1.27	1.04
Principal Window (mos)	1 - 323	1 - 176	1 - 28	1 - 24
Principal Window End (date)	May33	Feb21	Oct08	Jun08

A-2A
WAL (yrs)	1.59	1.00	0.74	0.61
Principal Window (mos)	1 - 35	1 - 21	1 - 15	1 - 12
Principal Window End (date)	May09	Mar08	Sep07	Jun07

A-2B
WAL (yrs)	4.10	2.00	1.56	1.20
Principal Window (mos)	35 - 73	21 - 29	15 - 22	17-Dec
Principal Window End (date)	Jul12	Nov08	Apr08	Nov07

A-2C
WAL (yrs)	8.18	3.00	1.90	1.61
Principal Window (mos)	73 - 132	29 - 62	22 - 24	17 - 21
Principal Window End (date)	Jun17	Aug11	Jun08	Mar08

A-2D
WAL (yrs)	15.93	7.70	2.11	1.85
Principal Window (mos)	132 - 321	62 - 172	24 - 27	21 - 24
Principal Window End (date)	Mar33	Oct20	Sep08	Jun08

M-1
WAL (yrs)	9.29	5.29	5.30	3.21
Principal Window (mos)	48 - 287	49 - 148	28 - 107	24 - 75
Principal Window End (date)	May30	Oct18	May15	Sep12

M-2
WAL (yrs)	9.26	4.98	4.17	3.37
Principal Window (mos)	48 - 275	44 - 139	41 - 85	34 - 59
Principal Window End (date)	May29	Jan18	Jul13	May11

M-3
WAL (yrs)	9.22	4.83	3.61	2.84
Principal Window (mos)	48 - 258	42 - 128	38 - 78	31 - 55
Principal Window End (date)	Dec27	Feb17	Dec12	Jan11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.19	4.76	3.44	2.71
Principal Window (mos)	48 - 250	41 - 123	36 - 75	29 - 53
Principal Window End (date)	Apr27	Sep16	Sep12	Nov10

M-5
WAL (yrs)	9.15	4.69	3.31	2.60
Principal Window (mos)	48 - 240	40 - 118	34 - 71	28 - 50
Principal Window End (date)	Jun26	Apr16	May12	Aug10

M-6
WAL (yrs)	9.09	4.64	3.21	2.52
Principal Window (mos)	48 - 229	39 - 112	33 - 67	27 - 48
Principal Window End (date)	Jul25	Oct15	Jan12	Jun10

M-7
WAL (yrs)	9.02	4.57	3.12	2.46
Principal Window (mos)	48 - 219	39 - 106	32 - 64	26 - 45
Principal Window End (date)	Sep24	Apr15	Oct11	Mar10

M-8
WAL (yrs)	8.93	4.50	3.05	2.40
Principal Window (mos)	48 - 204	38 - 98	31 - 59	26 - 42
Principal Window End (date)	Jun23	Aug14	May11	Dec09

M-9
WAL (yrs)	8.82	4.43	2.99	2.38
Principal Window (mos)	48 - 195	38 - 94	31 - 56	26 - 40
Principal Window End (date)	Sep22	Apr14	Feb11	Oct09

M-10
WAL (yrs)	8.60	4.32	2.87	2.28
Principal Window (mos)	48 - 179	37 - 85	30 - 51	25 - 37
Principal Window End (date)	May21	Jul13	Sep10	Jul09

M-11
WAL (yrs)	8.18	4.08	2.73	2.20
Principal Window (mos)	48 - 157	37 - 74	29 - 44	25 - 33
Principal Window End (date)	Jul19	Aug12	Feb10	Mar09

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.29	2.06	1.27	1.04
Principal Window (mos)	1 - 154	1 - 73	1 - 28	1 - 24
Principal Window End (date)	Apr19	Jul12	Oct08	Jun08

A-2A
WAL (yrs)	1.59	1.00	0.74	0.61
Principal Window (mos)	1 - 35	1 - 21	1 - 15	1 - 12
Principal Window End (date)	May09	Mar08	Sep07	Jun07

A-2B
WAL (yrs)	4.10	2.00	1.56	1.20
Principal Window (mos)	35 - 73	21 - 29	15 - 22	17-Dec
Principal Window End (date)	Jul12	Nov08	Apr08	Nov07

A-2C
WAL (yrs)	8.18	3.00	1.90	1.61
Principal Window (mos)	73 - 132	29 - 62	22 - 24	17 - 21
Principal Window End (date)	Jun17	Aug11	Jun08	Mar08

A-2D
WAL (yrs)	12.55	5.93	2.11	1.85
Principal Window (mos)	132 - 154	62 - 73	24 - 27	21 - 24
Principal Window End (date)	Apr19	Jul12	Sep08	Jun08

M-1
WAL (yrs)	8.39	4.82	3.28	2.26
Principal Window (mos)	48 - 154	49 - 73	28 - 43	24 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

M-2
WAL (yrs)	8.39	4.53	3.56	2.66
Principal Window (mos)	48 - 154	44 - 73	41 - 43	32 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

M-3
WAL (yrs)	8.39	4.40	3.34	2.64
Principal Window (mos)	48 - 154	42 - 73	38 - 43	31 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.39	4.35	3.18	2.54
Principal Window (mos)	48 - 154	41 - 73	36 - 43	29 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

M-5
WAL (yrs)	8.39	4.31	3.07	2.44
Principal Window (mos)	48 - 154	40 - 73	34 - 43	28 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

M-6
WAL (yrs)	8.39	4.28	2.99	2.38
Principal Window (mos)	48 - 154	39 - 73	33 - 43	27 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

M-7
WAL (yrs)	8.39	4.25	2.93	2.33
Principal Window (mos)	48 - 154	39 - 73	32 - 43	26 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

M-8
WAL (yrs)	8.39	4.23	2.88	2.29
Principal Window (mos)	48 - 154	38 - 73	31 - 43	26 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

M-9
WAL (yrs)	8.39	4.22	2.85	2.29
Principal Window (mos)	48 - 154	38 - 73	31 - 43	26 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

M-10
WAL (yrs)	8.39	4.21	2.81	2.24
Principal Window (mos)	48 - 154	37 - 73	30 - 43	25 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

M-11
WAL (yrs)	8.18	4.08	2.73	2.20
Principal Window (mos)	48 - 154	37 - 73	29 - 43	25 - 32
Principal Window End (date)	Apr19	Jul12	Jan10	Feb09

Assumptions:
1. Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	3.33	26	3.53	50	4.77
2	2.43	27	3.52	51	4.76
3	2.43	28	3.63	52	4.94
4	2.61	29	4.20	53	4.75
5	2.43	30	4.66	54	4.93
6	2.61	31	4.57	55	4.74
7	2.43	32	4.56	56	4.73
8	2.42	33	4.83	57	5.27
9	2.96	34	4.56	58	4.72
10	2.42	35	4.83	59	4.89
11	2.60	36	4.81	60	4.70
12	2.42	37	4.89	61	4.88
13	2.60	38	4.71	62	4.70
14	2.42	39	4.75	63	4.70
15	2.41	40	4.86	64	4.88
16	2.59	41	4.77	65	4.70
17	2.41	42	4.88	66	4.89
18	2.59	43	4.78	67	4.71
19	2.41	44	4.78	68	4.71
20	2.41	45	5.07	69	5.07
21	2.76	46	4.77	70	4.72
22	2.44	47	4.87	71	4.90
23	3.32	48	4.76	72	4.72
24	3.57	49	4.86	73	4.91
25	3.61

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.24% 6mL = 5.39%
4) 10% optional clean-up call
5) Includes payments made from the Cap Agreement and net payments from the Swap Agreement, if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.26066	5.42430	3.31	26	5.27658	5.34258	3.51	50	5.37253	5.44199	4.66
2	5.30165	5.45398	2.37	27	5.27799	5.34886	3.50	51	5.37559	5.44532	4.65
3	5.34918	5.47340	2.32	28	5.27603	5.35548	3.61	52	5.37873	5.44871	4.83
4	5.39453	5.48137	2.46	29	5.27838	5.36195	4.18	53	5.38194	5.45218	4.64
5	5.42899	5.47886	2.24	30	5.28778	5.36781	4.63	54	5.38522	5.45571	4.83
6	5.44382	5.46754	2.41	31	5.30262	5.37253	4.51	55	5.38858	5.45931	4.63
7	5.43471	5.45041	2.23	32	5.31342	5.37580	4.49	56	5.39201	5.46297	4.62
8	5.41557	5.43142	2.25	33	5.31685	5.37833	4.79	57	5.39550	5.46668	5.17
9	5.39591	5.41253	2.82	34	5.31399	5.38124	4.49	58	5.39906	5.47044	4.60
10	5.37979	5.39440	2.28	35	5.31272	5.38546	4.79	59	5.40267	5.47425	4.78
11	5.36260	5.37714	2.48	36	5.31548	5.39062	4.75	60	5.40633	5.47810	4.59
12	5.34338	5.36149	2.31	37	5.32180	5.39594	4.85	61	5.41003	5.48198	4.77
13	5.32331	5.34838	2.52	38	5.32828	5.40074	4.63	62	5.41378	5.48590	4.58
14	5.30478	5.33851	2.35	39	5.33394	5.40499	4.67	63	5.41756	5.48985	4.58
15	5.28954	5.33160	2.36	40	5.33874	5.40886	4.81	64	5.42139	5.49382	4.76
16	5.27853	5.32685	2.55	41	5.34298	5.41249	4.69	65	5.42524	5.49781	4.59
17	5.27077	5.32340	2.38	42	5.34671	5.41597	4.85	66	5.42912	5.50180	4.78
18	5.26647	5.32123	2.56	43	5.34996	5.41935	4.70	67	5.43302	5.50579	4.59
19	5.26539	5.32055	2.38	44	5.35322	5.42269	4.69	68	5.43693	5.50978	4.59
20	5.26421	5.32145	2.38	45	5.35660	5.42598	5.03	69	5.44084	5.51375	4.96
21	5.26167	5.32355	2.74	46	5.36006	5.42922	4.68	70	5.44476	5.51772	4.58
22	5.25830	5.32633	2.42	47	5.36340	5.43240	4.83	71	5.44866	5.52167	4.78
23	5.25805	5.32936	3.30	48	5.36654	5.43556	4.68	72	5.45253	5.52560	4.60
24	5.26247	5.33282	3.55	49	5.36953	5.43875	4.82	73	5.45639	5.52952	4.78
25	5.27065	5.33713	3.60

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. 10% optional clean-up call
4.Includes payments made from the Cap Agreement and net payments from the Swap Agreement, if any

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	32.28	5.38	22.25
M-2	23.52	6.12	18.13
M-3	20.60	8.06	16.54
M-4	18.16	8.67	15.10
M-5	15.88	9.14	13.67
M-6	14.14	9.93	12.51
M-7	12.25	10.16	11.17
M-8	11.37	11.90	10.52
M-9	9.98	11.33	9.45
M-10	8.76	11.76	8.47
M-11	7.82	12.12	7.69

Assumptions

1.	Stepdown fail
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
8.	100% Principal and Interest Advancing

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$973,489,501.84
Number of Mortgage Loans:	4,765
Average Scheduled Principal Balance:	$204,300.00	$29,921.02	$1,425,000.00
Weighted Average Gross Coupon:	8.501%	5.500%	14.400%
Weighted Average Original Credit Score:	620	500	814
Weighted Average Original LTV Ratio (1) :	81.22%	14.94%	100.00%
Weighted Average Combined LTV Ratio (2) :	86.69%	14.94%	100.00%
Weighted Average Stated Remaining Term:	357 Months	119 Months	360 Months
Weighted Average Original Term:	359 Months	120 Months	360 Months
Weighted Average Seasoning:	2 Months	0 Months	8 Months
Weighted Average Origination Date:	March 2006	September 2005	April 2006
Percent Interest Only Loans:	10.16%
Percent Second Liens:	5.60%
Percent of First Lien with Silent Seconds:	30.15%
Weighted Average Debt-To-Income Ratio:	41.81%	3.79%	58.87%
Weighted Average Margin (3):	6.240%	3.500%	8.050%
Weighted Average Initial Periodic Rate Cap (3):	1.497%	1.000%	1.500%
Weighted Average Subsequent Periodic Rate Cap (3):	1.497%	1.000%	1.500%
Weighted Average Minimum Mortgage Rate (3):	6.240%	3.500%	8.050%
Weighted Average Maximum Mortgage Rate (3):	15.367%	12.500%	19.825%
Weighted Average Next Rate Adjustment Date (3):	April 2008	December 2007	May 2009

(1) Original LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Combined LTV = Principal Balance at Origination+ known Junior or Senior Lien Balances (as applicable) / property value
(3) Of the Adjustable Rate Mortgage Loans.

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2/28 Hybrid Balloon	1,581	437,579,090.86	44.95	8.294	614	80.83
2/28 Hybrid	1,440	256,265,496.30	26.32	8.742	609	80.86
30 Year Fixed	1,213	127,283,125.67	13.07	9.468	635	85.54
2/28 Hybrid IO	255	98,948,841.97	10.16	7.733	653	81.10
Fixed Balloon	126	29,440,926.29	3.02	7.890	639	76.55
3/27 Hybrid Balloon	57	12,055,614.96	1.24	8.546	586	74.03
3/27 Hybrid	51	7,540,556.39	0.77	8.479	625	79.74
15 Year Fixed	23	2,691,992.21	0.28	8.082	622	66.38
20 Year Fixed	17	1,550,159.38	0.16	8.761	617	81.38
25 Year Fixed	1	79,075.85	0.01	8.725	564	90.00
10 Year Fixed	1	54,621.96	0.01	7.540	668	42.25
Total	4,765	973,489,501.84	100.00	8.501	620	81.22

Original Balance of the Mortgage Loans
Original Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
30,000.00 - 50,000.00	261	10,402,547.96	1.07	11.087	635	96.81
50,000.01 - 75,000.00	591	37,383,751.36	3.84	10.243	618	88.07
75,000.01 - 100,000.00	528	46,450,384.08	4.77	9.608	614	84.68
100,000.01 - 125,000.00	491	55,403,087.46	5.69	9.097	608	81.50
125,000.01 - 150,000.00	387	52,999,546.85	5.44	8.867	610	81.78
150,000.01 - 175,000.00	334	54,122,415.30	5.56	8.640	605	79.64
175,000.01 - 200,000.00	285	53,596,043.09	5.51	8.421	609	77.92
200,000.01 - 225,000.00	253	53,856,933.44	5.53	8.447	608	79.89
225,000.01 - 250,000.00	205	48,663,558.54	5.00	8.259	612	80.04
250,000.01 - 275,000.00	219	57,459,555.66	5.90	8.206	615	79.83
275,000.01 - 300,000.00	198	56,989,518.38	5.85	8.152	612	79.05
300,000.01 - 325,000.00	138	43,175,252.89	4.44	8.349	618	81.63
325,000.01 - 358,700.00	145	49,486,829.27	5.08	8.126	614	80.34
358,700.01 - 375,000.00	68	24,886,089.95	2.56	8.256	623	80.34
375,000.01 - 425,000.00	218	86,928,293.90	8.93	8.035	628	80.57
425,000.01 - 525,000.00	257	121,064,445.96	12.44	8.212	635	81.92
525,000.01 - 625,000.00	114	64,487,667.67	6.62	8.138	635	81.28
625,000.01 - 725,000.00	42	28,126,141.87	2.89	8.200	646	82.51
725,000.01 - 825,000.00	12	9,224,375.54	0.95	8.493	636	77.39
825,000.01 - 925,000.00	9	7,770,978.00	0.80	8.182	634	83.85
925,000.01 - 1,025,000.00	6	5,849,584.69	0.60	7.737	652	78.58
1,025,000.01 - 1,425,000.00	4	5,162,499.98	0.53	8.112	673	77.12
Total	4,765	973,489,501.84	100.00	8.501	620	81.22

The average original balance of the Mortgage Loans as of the cut-off date is $204,441.62.

Scheduled Principal Balance of the Mortgage Loans
Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
29,921.02 - 50,000.00	263	10,502,505.31	1.08	11.072	635	96.74
50,000.01 - 75,000.00	591	37,433,691.45	3.85	10.236	618	87.88
75,000.01 - 100,000.00	526	46,300,486.64	4.76	9.614	615	84.82
100,000.01 - 125,000.00	493	55,653,032.02	5.72	9.099	609	81.54
125,000.01 - 150,000.00	385	52,749,602.29	5.42	8.864	610	81.74
150,000.01 - 175,000.00	335	54,297,359.57	5.58	8.640	604	79.67
175,000.01 - 200,000.00	284	53,421,098.82	5.49	8.420	610	77.88
200,000.01 - 225,000.00	253	53,856,933.44	5.53	8.447	608	79.89
225,000.01 - 250,000.00	206	48,913,198.98	5.02	8.255	612	80.04
250,000.01 - 275,000.00	219	57,484,504.12	5.90	8.206	614	79.83
275,000.01 - 300,000.00	198	57,012,424.73	5.86	8.153	612	79.05
300,000.01 - 325,000.00	137	42,877,757.64	4.40	8.354	618	81.64
325,000.01 - 350,000.00	111	37,461,685.53	3.85	8.117	612	79.87
350,000.01 - 383,700.00	140	51,316,117.03	5.27	8.109	626	81.29
383,700.01 - 400,000.00	90	35,296,660.98	3.63	8.145	616	79.17
400,000.01 - 450,000.00	179	76,214,191.65	7.83	8.203	627	82.51
450,000.01 - 550,000.00	207	102,999,114.88	10.58	8.092	641	80.79
550,000.01 - 650,000.00	91	53,812,335.76	5.53	8.316	637	82.10
650,000.01 - 750,000.00	31	21,608,817.43	2.22	8.018	638	79.80
750,000.01 - 850,000.00	11	8,858,353.47	0.91	8.683	648	84.27
850,000.01 - 950,000.00	7	6,282,348.73	0.65	7.698	638	83.89
950,000.01 - 1,050,000.00	4	3,974,781.39	0.41	7.670	643	75.56
1,050,000.01 - 1,425,000.00	4	5,162,499.98	0.53	8.112	673	77.12
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

The average scheduled principal balance of the Mortgage Loans as of the cut-off date is $204,300.00.

Gross Mortgage Rate of the Mortgage Loans
Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.500 - 5.500	4	1,484,507.13	0.15	5.500	643	71.80
5.501 - 6.000	21	6,242,047.07	0.64	5.871	661	74.19
6.001 - 6.500	90	30,894,952.67	3.17	6.338	649	73.57
6.501 - 7.000	257	74,208,513.83	7.62	6.839	645	75.49
7.001 - 7.500	410	108,587,487.77	11.15	7.305	630	78.77
7.501 - 8.000	717	172,895,801.04	17.76	7.801	628	79.78
8.001 - 8.500	607	149,351,561.56	15.34	8.294	619	80.17
8.501 - 9.000	673	143,692,021.05	14.76	8.784	608	81.98
9.001 - 9.500	450	98,181,203.59	10.09	9.262	605	82.37
9.501 - 10.000	504	81,643,331.60	8.39	9.769	598	84.26
10.001 - 10.500	234	31,152,691.73	3.20	10.252	600	84.09
10.501 - 11.000	219	28,748,771.90	2.95	10.752	613	88.25
11.001 - 11.500	199	18,064,048.20	1.86	11.286	634	91.75
11.501 - 12.000	163	12,704,706.06	1.31	11.803	619	95.19
12.001 - 12.500	129	9,538,825.93	0.98	12.297	626	97.83
12.501 - 13.000	75	5,524,772.15	0.57	12.695	618	97.93
13.001 - 13.500	5	165,479.07	0.02	13.255	621	100.00
13.501 - 14.000	6	326,837.08	0.03	13.689	623	99.30
14.001 - 14.400	2	81,942.41	0.01	14.400	594	100.00
Total	4,765	973,489,501.84	100.00	8.501	620	81.22

The weighted average gross mortgage rate of the Mortgage Loans as of the cut-off date is 8.501%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 240	41	4,296,773.55	0.44	8.320	620	71.49
241 - 360	4,724	969,192,728.29	99.56	8.502	620	81.26
Total	4,765	973,489,501.84	100.00	8.501	620	81.22

The weighted average original term to maturity of the Mortgage Loans as of the cut-off date is 359 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
119 - 120	1	54,621.96	0.01	7.540	668	42.25
169 - 180	23	2,691,992.21	0.28	8.082	622	66.38
229 - 240	17	1,550,159.38	0.16	8.761	617	81.38
289 - 300	1	79,075.85	0.01	8.725	564	90.00
349 - 360	4,723	969,113,652.44	99.55	8.502	620	81.26
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

The weighted average remaining term to maturity of the Mortgage Loans as of the cut-off date is 357 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0-3	4,036	900,146,350.09	92.47	8.372	618	80.35
4-6	723	72,921,072.66	7.49	10.073	645	91.88
7-8	6	422,079.09	0.04	10.850	653	100.00
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

The weighted average seasoning of the Mortgage Loans as of the cut-off date is 2 months.

Original Loan-to-Value Ratio of the Mortgage Loans
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
14.94 - 15.00	1	116,922.29	0.01	8.050	588	14.94
15.01 - 20.00	3	306,816.70	0.03	8.163	600	18.35
20.01 - 25.00	8	1,097,838.99	0.11	7.583	630	22.04
25.01 - 30.00	10	1,289,675.95	0.13	8.199	585	27.57
30.01 - 35.00	10	1,945,479.96	0.20	7.456	588	32.15
35.01 - 40.00	22	4,138,798.10	0.43	7.406	625	38.45
40.01 - 45.00	27	4,565,657.27	0.47	8.239	602	42.85
45.01 - 50.00	34	6,073,191.53	0.62	7.684	602	47.44
50.01 - 55.00	58	12,140,927.36	1.25	8.091	591	52.52
55.01 - 60.00	87	16,893,346.78	1.74	7.869	592	58.21
60.01 - 65.00	126	27,094,367.60	2.78	8.178	587	63.41
65.01 - 70.00	190	40,575,434.93	4.17	8.318	585	68.47
70.01 - 75.00	337	79,439,816.52	8.16	8.230	587	74.06
75.01 - 80.00	1,618	384,353,218.02	39.48	8.114	631	79.74
80.01 - 85.00	481	106,605,075.79	10.95	8.600	591	84.35
85.01 - 90.00	697	164,615,438.37	16.91	8.707	627	89.68
90.01 - 95.00	282	63,775,730.28	6.55	8.719	643	94.77
95.01 - 100.00	774	58,461,765.40	6.01	11.200	657	99.97
Total	4,765	973,489,501.84	100.00	8.501	620	81.22
The weighted average original loan-to-value ratio of the Mortgage Loans as of the cut-off date is 81.22%.

Original Combined Loan-to-Value Ratio of the Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
14.94 - 15.00	1	116,922.29	0.01	8.050	588	14.94
15.01 - 20.00	3	306,816.70	0.03	8.163	600	18.35
20.01 - 25.00	8	1,097,838.99	0.11	7.583	630	22.04
25.01 - 30.00	9	1,129,925.10	0.12	8.329	582	27.67
30.01 - 35.00	10	1,945,479.96	0.20	7.456	588	32.15
35.01 - 40.00	22	4,138,798.10	0.43	7.406	625	38.45
40.01 - 45.00	27	4,565,657.27	0.47	8.239	602	42.85
45.01 - 50.00	34	6,073,191.53	0.62	7.684	602	47.44
50.01 - 55.00	56	11,330,393.86	1.16	8.100	594	52.44
55.01 - 60.00	86	16,788,394.61	1.72	7.856	592	58.22
60.01 - 65.00	123	24,856,301.09	2.55	8.187	581	63.16
65.01 - 70.00	184	39,081,041.93	4.01	8.305	585	68.37
70.01 - 75.00	332	79,576,426.52	8.17	8.217	586	73.74
75.01 - 80.00	590	131,026,626.21	13.46	8.392	587	79.23
80.01 - 85.00	435	99,490,674.49	10.22	8.592	590	84.14
85.01 - 90.00	656	159,228,932.54	16.36	8.689	627	89.55
90.01 - 95.00	355	76,721,150.40	7.88	8.720	639	92.77
95.01 - 100.00	1,834	316,014,930.25	32.46	8.583	654	83.81
Total	4,765	973,489,501.84	100.00	8.501	620	81.22

The weighted average original combined loan-to-value ratio of the Mortgage Loans as of the cut-off date is 86.69%.

Silent Second Status of the Mortgage Loans
Silent Second Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Silent Second	3,610	696,445,389.50	71.54	8.687	608	81.71
Has Silent Second	1,155	277,044,112.34	28.46	8.033	651	79.99
Total	4,765	973,489,501.84	100.00	8.501	620	81.22

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance	2,209	488,822,673.44	50.21	8.372	597	78.40
Purchase	2,172	400,869,538.23	41.18	8.743	649	84.69
Rate/Term Refinance	384	83,797,290.17	8.61	8.092	615	81.07
Total	4,765	973,489,501.84	100.00	8.501	620	81.22

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Stated Doc	2,009	464,533,677.84	47.72	8.943	638	82.21
Full Doc - 2Yr W2/Tax Returns	1,296	212,164,494.55	21.79	8.238	600	80.44
Full Doc - 1Yr W2	1,097	199,339,469.41	20.48	7.999	600	79.73
Full Doc - 12 M Bank Statements	274	75,243,754.81	7.73	8.021	618	81.30
Limited Doc - 6 M Bank Statements	60	14,181,723.71	1.46	7.893	629	79.99
Full Doc - 24 M Bank Statements	21	6,057,732.65	0.62	7.795	609	81.49
Full Doc - 12 M Bus. Bank Statements	5	1,169,825.24	0.12	8.758	671	83.58
Limited - 12 M Bank Statements	2	538,116.16	0.06	7.344	624	85.48
Full Doc - 24 M Bus. Bank Statements	1	260,707.47	0.03	7.275	605	90.00
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Occupancy	4,227	869,655,763.86	89.33	8.420	615	80.94
Investor	335	67,234,078.09	6.91	9.372	658	84.82
Second Home	203	36,599,659.89	3.76	8.827	662	81.26
Total	4,765	973,489,501.84	100.00	8.501	620	81.22

Property Type of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family	3,470	692,569,187.31	71.14	8.476	615	80.78
PUD	603	126,653,527.40	13.01	8.516	624	82.88
2-4 Family	355	96,419,872.05	9.90	8.535	638	81.55
Condominium	335	57,656,933.65	5.92	8.706	638	82.24
Modular	2	189,981.43	0.02	8.829	591	85.64
Total	4,765	973,489,501.84	100.00	8.501	620	81.22

Lien Position of the Mortgage Loans
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
First Lien	3,995	918,986,004.96	94.40	8.330	618	80.12
Second Lien	770	54,503,496.88	5.60	11.380	655	99.73
Total	4,765	973,489,501.84	100.00	8.501	620	81.22

Location of the Mortgage Loans
State	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
California	1,130	340,526,417.48	34.98	8.260	630	80.22
Florida	470	85,625,667.53	8.80	8.661	615	79.88
New York	293	84,679,117.09	8.70	8.418	626	81.47
New Jersey	183	42,945,972.10	4.41	8.509	621	80.49
Massachusetts	138	34,246,604.48	3.52	8.450	611	79.81
Arizona	204	34,209,071.40	3.51	8.370	617	80.89
Texas	301	32,690,997.35	3.36	8.670	608	80.79
Maryland	138	31,872,312.17	3.27	8.493	605	81.58
Illinois	163	27,795,178.75	2.86	8.593	619	84.07
Nevada	116	24,365,131.58	2.50	8.594	628	83.23
Washington	102	22,505,821.48	2.31	8.385	614	82.79
Georgia	118	16,388,497.43	1.68	9.097	604	85.80
Pennsylvania	131	15,744,939.05	1.62	8.862	597	82.46
Oregon	73	14,285,299.93	1.47	8.592	616	82.14
Hawaii	52	13,428,542.71	1.38	8.151	644	81.19
Michigan	108	12,659,491.15	1.30	9.085	597	83.19
Virginia	62	12,531,863.81	1.29	8.659	606	81.08
Ohio	116	11,639,930.93	1.20	9.085	599	84.78
Minnesota	70	11,111,901.97	1.14	8.888	623	84.34
Colorado	56	9,058,316.39	0.93	8.392	623	85.16
Connecticut	47	8,603,293.95	0.88	8.683	599	80.26
Tennessee	74	7,503,938.75	0.77	9.127	605	84.04
Indiana	67	7,295,407.63	0.75	9.011	609	85.84
Utah	38	6,033,900.59	0.62	8.928	632	85.40
Missouri	49	5,550,904.81	0.57	9.158	586	82.39
Maine	27	5,207,893.11	0.53	8.718	604	81.07
Wisconsin	42	4,888,486.41	0.50	8.989	619	82.48
South Carolina	34	4,869,964.49	0.50	8.952	626	82.30
Rhode Island	21	4,041,115.96	0.42	8.805	573	79.35
New Mexico	27	3,910,211.07	0.40	8.634	612	80.64
Alabama	35	3,789,545.47	0.39	9.451	599	83.35
New Hampshire	18	3,596,532.90	0.37	8.663	601	81.34
Arkansas	33	3,154,462.45	0.32	8.972	608	83.07
Idaho	23	3,054,297.11	0.31	9.066	593	80.99
North Carolina	26	2,793,634.94	0.29	9.756	613	85.32
Iowa	24	2,481,012.48	0.25	8.876	616	86.12
Kentucky	25	2,348,488.86	0.24	8.829	590	82.34
Mississippi	22	2,147,290.64	0.22	9.037	583	80.51
Nebraska	21	2,091,266.42	0.21	8.858	609	83.04
Montana	11	2,043,606.26	0.21	8.810	621	72.77
Louisiana	13	1,916,888.22	0.20	9.059	634	84.60
Oklahoma	19	1,821,924.72	0.19	9.103	612	86.39
Delaware	10	1,562,909.24	0.16	8.041	573	82.34
Alaska	11	1,345,132.44	0.14	9.150	606	81.46
Kansas	9	1,104,870.89	0.11	8.355	624	85.75
District of Columbia	4	740,011.45	0.08	9.143	567	70.17
Wyoming	3	338,942.91	0.03	7.953	602	75.97
Vermont	1	288,810.95	0.03	8.125	540	85.00
North Dakota	3	281,223.90	0.03	9.442	634	89.81
West Virginia	3	244,779.05	0.03	11.123	555	84.32
South Dakota	1	127,678.99	0.01	9.700	541	90.00
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

Prepayment Penalty Term of the Mortgage Loans
Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
None	1,530	304,629,883.72	31.29	8.890	621	81.91
12	209	68,784,775.73	7.07	8.498	638	80.94
24	2,464	511,910,718.08	52.59	8.332	616	81.57
36	562	88,164,124.31	9.06	8.140	626	77.01
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

Debt-To-Income Ratio of the Mortgage Loans
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.79 - 5.00	3	449,997.23	0.05	7.245	691	76.31
5.01 - 10.00	10	2,044,094.35	0.21	7.910	633	73.15
10.01 - 15.00	26	5,541,553.40	0.57	8.037	636	80.37
15.01 - 20.00	87	14,354,164.44	1.47	8.704	613	78.24
20.01 - 25.00	179	29,587,076.46	3.04	8.461	620	78.56
25.01 - 30.00	269	47,667,187.18	4.90	8.430	616	79.93
30.01 - 35.00	432	80,136,325.45	8.23	8.677	611	80.82
35.01 - 40.00	741	138,760,572.38	14.25	8.586	619	81.43
40.01 - 45.00	1,102	223,314,394.69	22.94	8.543	628	81.88
45.01 - 50.00	1,609	363,831,625.67	37.37	8.514	623	82.89
50.01 - 55.00	292	65,766,583.12	6.76	8.005	591	73.22
55.01 - 58.87	15	2,035,927.47	0.21	7.688	588	70.80
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

Interest Only Term of the Mortgage Loans
Interest Only Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
None	4,510	874,540,659.87	89.84	8.588	616	81.23
60	255	98,948,841.97	10.16	7.733	653	81.10
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0 x 30	4,765	973,489,501.84	100.00	8.501	620	81.22
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

Credit Score of the Mortgage Loans
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 524	315	56,746,099.70	5.83	9.304	512	75.13
525 - 549	383	74,320,985.72	7.63	8.874	537	75.62
550 - 574	493	99,602,653.72	10.23	8.684	562	78.27
575 - 599	640	115,904,831.49	11.91	8.713	587	81.64
600 - 624	823	162,510,744.94	16.69	8.317	612	81.95
625 - 649	765	165,361,294.90	16.99	8.360	637	82.48
650 - 674	628	140,103,868.16	14.39	8.260	661	83.02
675 - 699	342	75,135,939.48	7.72	8.319	686	83.82
700 - 724	171	38,248,964.81	3.93	8.238	712	84.34
725 - 749	105	23,345,729.22	2.40	8.346	735	83.85
750 - 774	59	13,129,953.24	1.35	8.411	762	82.20
775 - 799	31	6,711,365.49	0.69	8.463	787	84.18
800 - 814	10	2,367,070.97	0.24	8.368	807	89.08
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

The weighted average credit score of the Mortgage Loans as of the cut-off date is 620.

Margin of the Adjustable Rate Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.500 - 4.000	1	287,656.96	0.04	8.600	563	90.00
4.501 - 5.000	1	160,612.03	0.02	8.990	506	66.96
5.001 - 5.500	10	2,240,520.02	0.28	9.287	590	83.88
5.501 - 6.000	589	148,785,001.35	18.31	8.203	616	81.27
6.001 - 6.500	2,338	559,508,303.39	68.87	8.289	623	81.52
6.501 - 7.000	287	68,695,535.43	8.46	8.955	587	78.24
7.001 - 7.500	144	30,828,473.26	3.79	9.284	576	70.17
7.501 - 8.000	13	1,633,168.42	0.20	9.274	586	75.39
8.001 - 8.050	1	250,329.62	0.03	8.375	591	80.81
Total:	3,384	812,389,600.48	100.00	8.372	617	80.76

The weighted average margin of the Adjustable Rate Mortgage Loans as of the cut-off date is 6.240%.

Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
July 2007 to December 2007	5	1,518,140.68	0.19	8.035	625	85.97
January 2008 to June 2008	3,270	791,197,088.45	97.39	8.369	617	80.86
July 2008 to December 2008	1	78,200.00	0.01	10.225	574	85.00
January 2009 to June 2009	108	19,596,171.35	2.41	8.520	601	76.23
Total	3,384	812,389,600.48	100.00	8.372	617	80.76

The weighted average next rate adjustment Date of the Adjustable Rate Mortgage Loans as of the cut-off date is April 2008.

Initial Periodic Rate Cap of the Adjustable Rate Mortgage Loans
Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000	24	4,868,773.21	0.60	8.789	601	80.82
1.500	3,360	807,520,827.27	99.40	8.370	617	80.76
Total	3,384	812,389,600.48	100.00	8.372	617	80.76

The weighted average initial periodic rate cap of the Adjustable Rate Mortgage Loans as of the cut-off date is 1.497%.

Subsequent Periodic Rate Cap of the Adjustable Rate Mortgage Loans
Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000	24	4,868,773.21	0.60	8.789	601	80.82
1.500	3,360	807,520,827.27	99.40	8.370	617	80.76
Total	3,384	812,389,600.48	100.00	8.372	617	80.76

The weighted average subsequent periodic rate cap of the Adjustable Rate Mortgage Loans as of the cut-off date is 1.497%.

Lifetime Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans
Lifetime Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.500 - 4.000	1	287,656.96	0.04	8.600	563	90.00
4.501 - 5.000	1	160,612.03	0.02	8.990	506	66.96
5.001 - 5.500	10	2,240,520.02	0.28	9.287	590	83.88
5.501 - 6.000	589	148,785,001.35	18.31	8.203	616	81.27
6.001 - 6.500	2,338	559,508,303.39	68.87	8.289	623	81.52
6.501 - 7.000	287	68,695,535.43	8.46	8.955	587	78.24
7.001 - 7.500	144	30,828,473.26	3.79	9.284	576	70.17
7.501 - 8.000	13	1,633,168.42	0.20	9.274	586	75.39
8.001 - 8.050	1	250,329.62	0.03	8.375	591	80.81
Total	3,384	812,389,600.48	100.00	8.372	617	80.76

The weighted average lifetime minimum mortgage rate of the Adjustable Rate Mortgage Loans as of the cut-off date is 6.240%.

Lifetime Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans
Lifetime Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12.500 - 12.500	4	1,484,507.13	0.18	5.500	643	71.80
12.501 - 13.000	21	6,242,047.07	0.77	5.871	661	74.19
13.001 - 13.500	60	20,910,800.66	2.57	6.361	634	76.53
13.501 - 14.000	201	60,313,578.17	7.42	6.856	644	77.18
14.001 - 14.500	340	93,483,535.60	11.51	7.313	629	79.48
14.501 - 15.000	590	151,314,592.73	18.63	7.804	629	80.23
15.001 - 15.500	534	135,507,556.63	16.68	8.301	618	80.38
15.501 - 16.000	583	132,330,597.50	16.29	8.791	608	82.41
16.001 - 16.500	391	90,979,542.51	11.20	9.255	605	82.21
16.501 - 17.000	338	67,147,579.42	8.27	9.761	592	83.13
17.001 - 17.500	155	24,562,728.37	3.02	10.252	598	83.70
17.501 - 18.000	103	19,310,593.97	2.38	10.730	594	84.71
18.001 - 18.500	41	5,942,390.53	0.73	11.293	561	76.48
18.501 - 19.000	17	2,041,586.79	0.25	11.841	535	74.62
19.001 - 19.500	3	604,284.54	0.07	12.211	535	72.49
19.501 - 19.825	3	213,678.86	0.03	12.683	523	63.07
Total	3,384	812,389,600.48	100.00	8.372	617	80.76

The weighted average lifetime minimum mortgage rate of the Adjustable Rate Mortgage Loans as of the cut-off date is 15.367%.

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
New Century Mortgage	4,388	914,515,890.45	93.94	8.524	621	81.28
Home123	377	58,973,611.39	6.06	8.146	606	80.31
Total:	4,765	973,489,501.84	100.00	8.501	620	81.22

Group I Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$300,048,804.10
Number of Mortgage Loans:	1,799
Average Scheduled Principal Balance:	$166,786.44	$29,921.02	$643,402.79
Weighted Average Gross Coupon:	8.513%	5.500%	14.400%
Weighted Average Original Credit Score:	606	500	803
Weighted Average Original LTV Ratio (1) :	80.36%	14.94%	100.00%
Weighted Average Combined LTV Ratio (2) :	83.24%	14.94%	100.00%
Weighted Average Stated Remaining Term:	357 Months	177 Months	359 Months
Weighted Average Original Term:	358 Months	180 Months	360 Months
Weighted Average Seasoning:	2 Months	1 Month	8 Months
Weighted Average Origination Date:	March 2006	September 2005	April 2006
Percent Interest Only Loans:	4.24%
Percent Second Liens:	3.34%
Percent of First Lien with Silent Seconds:	16.28%
Weighted Average Debt-To-Income Ratio:	41.66%	4.97%	58.87%
Weighted Average Margin (3):	6.268%	3.500%	8.050%
Weighted Average Initial Periodic Rate Cap (3):	1.496%	1.000%	1.500%
Weighted Average Subsequent Periodic Rate Cap (3):	1.496%	1.000%	1.500%
Weighted Average Minimum Mortgage Rate (3):	6.268%	3.500%	8.050%
Weighted Average Maximum Mortgage Rate (3):	15.475%	12.500%	19.525%
Weighted Average Next Rate Adjustment Date (3):	April 2008	December 2007	May 2009

(1) Original LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Combined LTV = Principal Balance at Origination+ known Junior or Senior Lien Balances (as applicable) / property value
(3) Of the Adjustable Rate Mortgage Loans.

Product Type of the Group I Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2/2 Hybrid Balloon	580	129,048,736.85	43.01	8.319	599	80.47
2/28 Hybrid	612	93,461,873.68	31.15	8.817	602	81.36
30 Year Fixed	431	43,209,329.50	14.40	8.817	621	80.58
2/28 Hybrid IO	45	12,720,910.31	4.24	7.736	647	80.23
Fixed Balloon	56	10,656,021.31	3.55	7.991	630	75.75
3/27 Hybrid Balloon	24	4,794,667.25	1.60	8.448	572	70.57
3/27 Hybrid	21	2,880,079.77	0.96	8.497	617	81.61
15 Year Fixed	16	1,980,989.99	0.66	8.084	616	68.52
20 Year Fixed	13	1,217,119.59	0.41	8.614	609	80.09
25 Year Fixed	1	79,075.85	0.03	8.725	564	90.00
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

Original Balance of the Group I Mortgage Loans
Original Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
30,000.00 - 50,000.00	137	5,251,960.62	1.75	11.110	628	96.82
50,000.01 - 75,000.00	246	15,518,932.68	5.17	10.008	601	84.28
75,000.01 - 100,000.00	207	18,086,543.59	6.03	9.001	602	80.11
100,000.01 - 125,000.00	195	22,002,549.86	7.33	8.688	595	78.82
125,000.01 - 150,000.00	173	23,836,026.44	7.94	8.752	605	80.57
150,000.01 - 175,000.00	142	22,931,630.35	7.64	8.447	597	78.57
175,000.01 - 200,000.00	128	24,039,357.30	8.01	8.345	610	78.11
200,000.01 - 225,000.00	113	24,013,595.11	8.00	8.486	602	79.79
225,000.01 - 250,000.00	80	19,017,741.36	6.34	8.093	604	79.72
250,000.01 - 275,000.00	82	21,535,747.98	7.18	8.046	605	79.12
275,000.01 - 300,000.00	86	24,807,948.35	8.27	8.086	604	77.39
300,000.01 - 325,000.00	42	13,184,974.23	4.39	8.194	599	80.89
325,000.01 - 358,700.00	56	19,142,428.89	6.38	8.162	608	81.22
358,700.01 - 375,000.00	24	8,761,019.86	2.92	8.570	600	81.98
375,000.01 - 425,000.00	56	22,114,267.81	7.37	8.096	612	81.43
425,000.01 - 525,000.00	25	11,741,458.96	3.91	8.594	632	82.10
525,000.01 - 625,000.00	5	2,791,665.21	0.93	7.811	680	87.78
625,000.01 - 643,500.00	2	1,270,955.50	0.42	8.718	669	84.81
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

The average original balance of the Mortgage Loans as of the cut-off date is $166,914.10.

Scheduled Principal Balance of the Group I Mortgage Loans
Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
29,921.02 - 50,000.00	137	5,251,960.62	1.75	11.110	628	96.82
50,000.01 - 75,000.00	247	15,593,880.74	5.20	9.998	601	84.17
75,000.01 - 100,000.00	206	18,011,595.53	6.00	9.007	602	80.18
100,000.01 - 125,000.00	196	22,127,498.82	7.37	8.684	596	78.83
125,000.01 - 150,000.00	172	23,711,077.48	7.90	8.756	604	80.57
150,000.01 - 175,000.00	143	23,106,574.62	7.70	8.447	597	78.65
175,000.01 - 200,000.00	127	23,864,413.03	7.95	8.343	611	78.02
200,000.01 - 225,000.00	113	24,013,595.11	8.00	8.486	602	79.79
225,000.01 - 250,000.00	81	19,267,381.80	6.42	8.085	604	79.72
250,000.01 - 275,000.00	82	21,560,696.44	7.19	8.046	605	79.12
275,000.01 - 300,000.00	85	24,533,359.45	8.18	8.092	605	77.36
300,000.01 - 325,000.00	42	13,184,974.23	4.39	8.194	599	80.89
325,000.01 - 350,000.00	43	14,544,161.34	4.85	8.202	603	80.80
350,000.01 - 383,700.00	47	17,156,402.96	5.72	8.235	608	82.28
383,700.01 - 400,000.00	28	10,942,025.06	3.65	8.090	603	79.96
400,000.01 - 450,000.00	27	11,302,453.51	3.77	8.439	629	83.75
450,000.01 - 550,000.00	18	8,884,961.14	2.96	8.395	638	81.10
550,000.01 - 643,402.79	5	2,991,792.22	1.00	8.378	674	87.50
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

The average scheduled principal balance of the Group I Mortgage Loans as of the cut-off date is $166,786.44.

Gross Mortgage Rate of the Group I Mortgage Loans
Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.500 - 5.500	1	247,714.44	0.08	5.500	604	80.00
5.501 - 6.000	6	1,284,443.20	0.43	5.783	648	70.87
6.001 - 6.500	38	9,906,724.63	3.30	6.315	647	75.10
6.501 - 7.000	104	24,758,955.41	8.25	6.829	634	71.81
7.001 - 7.500	141	31,062,441.20	10.35	7.303	626	79.35
7.501 - 8.000	290	56,710,927.92	18.90	7.801	615	79.52
8.001 - 8.500	208	38,825,217.59	12.94	8.311	601	79.88
8.501 - 9.000	267	43,679,620.30	14.56	8.786	589	81.69
9.001 - 9.500	184	30,727,712.38	10.24	9.285	589	81.89
9.501 - 10.000	204	27,892,342.13	9.30	9.766	585	82.46
10.001 - 10.500	109	14,080,624.13	4.69	10.247	596	83.85
10.501 - 11.000	74	9,685,618.91	3.23	10.741	609	85.20
11.001 - 11.500	61	4,381,830.97	1.46	11.255	624	91.00
11.501 - 12.000	48	3,495,591.55	1.17	11.822	579	85.23
12.001 - 12.500	37	2,048,563.47	0.68	12.291	600	95.61
12.501 - 13.000	20	988,471.99	0.33	12.698	609	95.01
13.001 - 13.500	3	102,514.71	0.03	13.212	603	100.00
13.501 - 14.000	2	87,546.76	0.03	13.710	602	100.00
14.001 - 14.400	2	81,942.41	0.03	14.400	594	100.00
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

The weighted average gross mortgage rate of the Group I Mortgage Loans as of the cut-off date is 8.513%.

Original Term to Maturity of the Group I Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 240	29	3,198,109.58	1.07	8.286	613	72.92
241 - 360	1,770	296,850,694.52	98.93	8.515	606	80.44
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36
The weighted average original term to maturity of the Group I Mortgage Loans as of the cut-off date is 358 months.

Remaining Term to Maturity of the Group I Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
177 - 180	16	1,980,989.99	0.66	8.084	616	68.52
229 - 240	13	1,217,119.59	0.41	8.614	609	80.09
289 - 300	1	79,075.85	0.03	8.725	564	90.00
349 - 359	1,769	296,771,618.67	98.91	8.515	606	80.44
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

The weighted average remaining term to maturity of the Group I Mortgage Loans as of the cut-off date is 357 months.

Seasoning of the Group I Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1-3	1,573	279,689,008.49	93.21	8.450	604	79.79
4-6	224	20,274,523.58	6.76	9.375	628	88.20
7-8	2	85,272.03	0.03	11.058	640	100.00
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

The weighted average seasoning of the Group I Mortgage Loans as of the cut-off date is 2 months.

Original Loan-to-Value Ratio of the Group I Mortgage Loans
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
14.94 - 15.00	1	116,922.29	0.04	8.050	588	14.94
15.01 - 20.00	1	104,975.85	0.03	8.750	546	17.50
20.01 - 25.00	3	213,564.32	0.07	8.380	652	23.30
25.01 - 30.00	5	595,316.99	0.20	8.318	613	27.07
30.01 - 35.00	3	332,689.47	0.11	8.039	556	31.85
35.01 - 40.00	9	1,071,328.34	0.36	7.271	607	36.72
40.01 - 45.00	11	1,924,555.73	0.64	8.172	603	42.40
45.01 - 50.00	22	3,545,457.31	1.18	7.694	611	47.10
50.01 - 55.00	29	5,330,620.30	1.78	7.998	596	52.40
55.01 - 60.00	44	8,277,255.93	2.76	7.661	600	58.51
60.01 - 65.00	65	11,467,488.49	3.82	8.348	580	63.45
65.01 - 70.00	91	16,115,439.59	5.37	8.305	575	68.85
70.01 - 75.00	140	26,856,386.68	8.95	8.290	583	74.06
75.01 - 80.00	513	89,527,988.28	29.84	8.251	608	79.60
80.01 - 85.00	222	44,968,935.36	14.99	8.683	587	84.55
85.01 - 90.00	300	55,878,371.73	18.62	8.755	625	89.71
90.01 - 95.00	125	21,639,243.93	7.21	8.472	639	94.75
95.01 - 100.00	215	12,082,263.51	4.03	10.945	644	99.97
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

The weighted average original loan-to-value ratio of the Group I Mortgage Loans as of the cut-off date is 80.36%.

Original Combined Loan-to-Value Ratio of the Group I Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
14.94 - 15.00	1	116,922.29	0.04	8.050	588	14.94
15.01 - 20.00	1	104,975.85	0.03	8.750	546	17.50
20.01 - 25.00	3	213,564.32	0.07	8.380	652	23.30
25.01 - 30.00	5	595,316.99	0.20	8.318	613	27.07
30.01 - 35.00	3	332,689.47	0.11	8.039	556	31.85
35.01 - 40.00	9	1,071,328.34	0.36	7.271	607	36.72
40.01 - 45.00	11	1,924,555.73	0.64	8.172	603	42.40
45.01 - 50.00	22	3,545,457.31	1.18	7.694	611	47.10
50.01 - 55.00	28	5,269,630.10	1.76	7.975	597	52.40
55.01 - 60.00	43	8,172,303.76	2.72	7.633	601	58.53
60.01 - 65.00	65	11,467,488.49	3.82	8.348	580	63.45
65.01 - 70.00	88	15,577,997.15	5.19	8.313	575	68.82
70.01 - 75.00	140	27,009,613.29	9.00	8.290	582	74.02
75.01 - 80.00	274	49,187,783.38	16.39	8.459	579	79.29
80.01 - 85.00	204	42,301,822.12	14.10	8.664	587	84.52
85.01 - 90.00	285	53,854,290.84	17.95	8.744	625	89.57
90.01 - 95.00	154	25,729,826.45	8.58	8.524	633	93.03
95.01 - 100.00	463	53,573,238.22	17.85	8.696	641	84.80
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

The weighted average original combined loan-to-value ratio of the Group I Mortgage Loans as of the cut-off date is 83.24%.

Silent Second Status of the Group I Mortgage Loans
Silent Second Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Silent Second	1,513	252,834,182.78	84.26	8.584	601	80.31
Has Silent Second	286	47,214,621.32	15.74	8.130	635	80.63
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

Loan Purpose of the Group I Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance	1,091	200,300,956.93	66.76	8.425	595	78.52
Purchase	530	67,799,353.31	22.60	8.980	637	84.96
Rate/Term Refinance	178	31,948,493.86	10.65	8.075	611	82.13
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

Documentation Type of the Group I Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Stated Doc	598	113,796,543.49	37.93	9.057	625	81.30
Full Doc - 2Yr W2/Tax Returns	589	85,851,960.09	28.61	8.326	589	79.87
Full Doc - 1Yr W2	504	81,074,852.32	27.02	8.047	597	78.90
Full Doc - 12 M Bank Statements	71	12,728,595.63	4.24	8.144	609	83.05
Limited Doc - 6 M Bank Statements	22	3,470,927.87	1.16	8.178	599	81.00
Full Doc - 24 M Bank Statements	11	2,331,402.49	0.78	7.870	620	85.75
Limited - 12 M Bank Statements	1	356,866.82	0.12	7.075	616	85.00
Full Doc - 24 M Business Bank Statements	1	260,707.47	0.09	7.275	605	90.00
Full Doc - 12 M Business Bank Statements	2	176,947.92	0.06	8.710	610	84.00
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

Occupancy Type of the Group I Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary	1,569	257,130,392.87	85.70	8.405	598	79.87
Investor	160	29,160,709.58	9.72	9.409	657	84.72
Second Home	70	13,757,701.65	4.59	8.630	647	80.29
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

Property Type of the Group I Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family	1,331	210,632,271.95	70.20	8.511	600	80.09
PUD	198	34,289,889.71	11.43	8.437	612	83.07
2-4 Family	131	34,058,796.70	11.35	8.529	628	79.29
Condominium	137	20,877,864.31	6.96	8.624	625	80.32
Modular	2	189,981.43	0.06	8.829	591	85.64
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

Lien Position of the Group I Mortgage Loans
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
First Lien	1,591	290,038,692.23	96.66	8.416	605	79.70
Second Lien	208	10,010,111.87	3.34	11.317	641	99.43
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

Location of the Group I Mortgage Loans
State	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
California	252	66,728,519.72	22.24	8.081	614	75.76
Florida	168	28,343,908.75	9.45	8.646	604	80.95
New York	82	21,383,686.56	7.13	8.285	612	78.44
Arizona	95	15,257,458.43	5.08	8.179	614	80.80
New Jersey	68	14,839,474.93	4.95	8.356	600	78.62
Massachusetts	63	13,837,036.03	4.61	8.472	597	78.80
Maryland	70	13,580,878.60	4.53	8.533	593	79.17
Texas	120	11,636,926.27	3.88	8.807	596	80.52
Illinois	76	11,609,796.19	3.87	8.466	612	85.08
Georgia	65	8,005,357.40	2.67	9.319	597	86.89
Nevada	40	7,327,951.34	2.44	8.419	607	81.51
Michigan	61	6,687,311.26	2.23	9.046	589	83.90
Ohio	67	6,557,058.00	2.19	9.173	606	85.81
Pennsylvania	57	6,405,475.50	2.13	8.990	584	81.79
Hawaii	22	6,181,500.39	2.06	7.904	650	84.86
Washington	33	6,153,563.02	2.05	8.604	590	82.22
Oregon	29	4,706,660.81	1.57	8.589	619	83.39
Minnesota	31	4,030,479.63	1.34	9.094	616	87.66
Connecticut	26	3,991,650.99	1.33	8.733	604	82.74
Virginia	27	3,866,564.61	1.29	8.617	588	79.92
Colorado	27	3,726,542.81	1.24	8.563	618	86.35
Indiana	34	3,161,489.15	1.05	8.877	612	86.60
Missouri	29	3,027,628.98	1.01	9.240	591	81.36
Tennessee	34	2,999,438.00	1.00	9.451	595	83.78
Wisconsin	25	2,843,064.18	0.95	9.220	606	81.16
Maine	14	2,133,601.77	0.71	8.524	604	83.73
South Carolina	15	1,777,600.97	0.59	8.988	606	80.94
New Mexico	13	1,614,306.55	0.54	9.107	605	80.85
Utah	11	1,515,199.45	0.50	8.773	591	84.29
Alabama	15	1,492,078.96	0.50	9.093	608	83.55
Idaho	10	1,416,633.02	0.47	9.103	603	83.61
Arkansas	16	1,396,640.66	0.47	8.859	614	81.90
Rhode Island	8	1,226,507.42	0.41	8.376	574	80.29
New Hampshire	6	1,156,546.69	0.39	8.904	590	78.28
Iowa	13	1,122,729.46	0.37	8.923	612	85.53
Mississippi	9	1,004,395.64	0.33	9.562	572	78.87
Louisiana	7	969,656.81	0.32	8.782	661	84.69
Kentucky	10	910,990.62	0.30	8.444	596	79.23
Kansas	6	757,965.89	0.25	8.423	631	87.74
North Carolina	9	726,947.17	0.24	9.989	585	86.97
Alaska	7	720,706.28	0.24	8.918	593	76.63
Delaware	4	717,833.07	0.24	8.119	563	82.82
Nebraska	8	646,436.09	0.22	8.777	602	83.86
Oklahoma	7	598,520.57	0.20	9.174	607	90.51
Vermont	1	288,810.95	0.10	8.125	540	85.00
West Virginia	3	244,779.05	0.08	11.123	555	84.32
Montana	2	219,157.85	0.07	10.347	632	96.89
North Dakota	2	171,683.46	0.06	9.709	601	96.08
Wyoming	1	166,672.44	0.06	7.350	605	80.00
District of Columbia	1	162,981.71	0.05	8.325	538	60.00
Total	1,799	300,048,804.10	100.00	8.513	606	80.36

Prepayment Penalty Term of the Group I Mortgage Loans
Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
None	619	101,713,903.29	33.90	8.811	602	80.46
12	59	15,302,706.94	5.10	8.636	634	81.40
24	877	146,347,030.87	48.77	8.427	602	81.23
36	244	36,685,163.00	12.23	7.977	622	76.18
Total	1,799	300,048,804.10	100.00	8.513	606	80.36

Debt-To-Income Ratio of the Group I Mortgage Loans
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.97 - 5.00	1	80,942.25	0.03	7.700	670	78.26
5.01 - 10.00	2	132,801.33	0.04	9.387	622	90.00
10.01 - 15.00	11	2,004,213.60	0.67	8.671	611	86.43
15.01 - 20.00	34	4,358,815.18	1.45	8.824	620	82.23
20.01 - 25.00	78	11,037,565.52	3.68	8.582	611	78.71
25.01 - 30.00	111	16,935,794.76	5.64	8.556	603	79.97
30.01 - 35.00	165	25,597,802.76	8.53	8.904	595	79.34
35.01 - 40.00	284	43,635,434.75	14.54	8.630	604	79.83
40.01 - 45.00	388	63,100,569.48	21.03	8.507	611	80.84
45.01 - 50.00	579	106,107,057.85	35.36	8.463	612	82.31
50.01 - 55.00	138	25,948,356.83	8.65	8.062	582	73.61
55.01 - 58.87	8	1,109,449.79	0.37	7.585	598	71.90
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

The weighted average debt-to-income ratio of the Mortgage Loans as of the cut-off date is 41.66%.

Interest Only Term of the Group I Mortgage Loans
Interest Only Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
None	1,754	287,327,893.79	95.76	8.547	604	80.37
60	45	12,720,910.31	4.24	7.736	647	80.23
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

Historical Delinquency of the Group I Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0 x 30	1,799	300,048,804.10	100.00	8.513	606	80.36
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

Credit Score of the Group I Mortgage Loans
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 524	143	23,402,906.50	7.80	9.303	513	74.78
525 - 549	190	33,205,948.22	11.07	8.946	536	76.00
550 - 574	229	39,303,612.33	13.10	8.811	561	78.86
575 - 599	270	39,952,746.64	13.32	8.577	587	80.88
600 - 624	337	55,811,119.62	18.60	8.288	612	81.49
625 - 649	245	39,669,511.86	13.22	8.179	637	82.41
650 - 674	200	36,016,162.70	12.00	8.077	661	82.59
675 - 699	92	15,945,046.71	5.31	8.250	687	82.62
700 - 724	42	7,063,599.55	2.35	8.355	712	82.75
725 - 749	28	5,672,006.13	1.89	8.414	735	83.08
750 - 774	12	2,373,250.18	0.79	8.465	764	87.20
775 - 799	10	1,592,968.63	0.53	8.638	785	82.90
800 - 803	1	39,925.03	0.01	11.050	803	100.00
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

The weighted average credit score of the Group I Mortgage Loans as of the cut-off date is 606.

Margin of the Adjustable Rate Group I Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.500 - 4.000	1	287,656.96	0.12	8.600	563	90.00
4.501 - 5.000	1	160,612.03	0.07	8.990	506	66.96
5.001 - 5.500	4	658,678.66	0.27	9.543	594	81.80
5.501 - 6.000	215	39,936,354.66	16.44	8.303	596	80.65
6.001 - 6.500	856	163,240,719.85	67.20	8.374	610	81.88
6.501 - 7.000	136	26,560,256.21	10.93	8.998	582	77.08
7.001 - 7.500	63	11,250,961.78	4.63	9.423	560	70.61
7.501 - 8.000	5	560,698.09	0.23	8.978	630	78.65
8.001 - 8.050	1	250,329.62	0.10	8.375	591	80.81
Total:	1,282	242,906,267.86	100.00	8.485	602	80.62

The weighted average margin of the Adjustable Rate Group I Mortgage Loans as of the cut-off date is 6.268%.

Next Rate Adjustment Date of the Adjustable Rate Group I Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
July 2007 to December 2007	2	586,068.58	0.24	6.905	661	84.21
January 2008 to June 2008	1,235	234,645,452.26	96.60	8.489	603	80.80
January 2009 to June 2009	45	7,674,747.02	3.16	8.467	589	74.71
Total:	1,282	242,906,267.86	100.00	8.485	602	80.62

The weighted average next rate adjustment Date of the Adjustable Rate Group I Mortgage Loans as of the cut-off date is in April 2008.

Initial Periodic Rate Cap of the Adjustable Rate Group I Mortgage Loans
Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000	11	1,794,481.87	0.74	8.681	596	83.55
1.500	1,271	241,111,785.99	99.26	8.483	602	80.60
Total:	1,282	242,906,267.86	100.00	8.485	602	80.62

The weighted average initial periodic rate cap of the Adjustable Rate Group I Mortgage Loans as of the cut-off date is 1.496%.

Subsequent Periodic Rate Cap of the Adjustable Rate Group I Mortgage Loans
Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000	11	1,794,481.87	0.74	8.681	596	83.55
1.500	1,271	241,111,785.99	99.26	8.483	602	80.60
Total:	1,282	242,906,267.86	100.00	8.485	602	80.62

The weighted average subsequent periodic rate cap of the Adjustable Rate Group I Mortgage Loans as of the cut-off date is 1.496%.

Lifetime Minimum Mortgage Rate of the Adjustable Rate Group I Mortgage Loans
Lifetime Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.500 - 4.000	1	287,656.96	0.12	8.600	563	90.00
4.501 - 5.000	1	160,612.03	0.07	8.990	506	66.96
5.001 - 5.500	4	658,678.66	0.27	9.543	594	81.80
5.501 - 6.000	215	39,936,354.66	16.44	8.303	596	80.65
6.001 - 6.500	856	163,240,719.85	67.20	8.374	610	81.88
6.501 - 7.000	136	26,560,256.21	10.93	8.998	582	77.08
7.001 - 7.500	63	11,250,961.78	4.63	9.423	560	70.61
7.501 - 8.000	5	560,698.09	0.23	8.978	630	78.65
8.001 - 8.050	1	250,329.62	0.10	8.375	591	80.81
Total:	1,282	242,906,267.86	100.00	8.485	602	80.62

The weighted average lifetime minimum mortgage rate of the Adjustable Rate Group I Mortgage Loans as of the cut-off date is 6.268%.

Lifetime Maximum Mortgage Rate of the Adjustable Rate Group I Mortgage Loans
Lifetime Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12.500 - 12.500	1	247,714.44	0.10	5.500	604	80.00
12.501 - 13.000	6	1,284,443.20	0.53	5.783	648	70.87
13.001 - 13.500	23	6,065,541.42	2.50	6.335	625	79.43
13.501 - 14.000	72	17,855,895.25	7.35	6.844	623	74.36
14.001 - 14.500	114	25,526,307.38	10.51	7.339	622	80.16
14.501 - 15.000	220	45,298,606.36	18.65	7.804	614	80.56
15.001 - 15.500	173	33,811,302.96	13.92	8.313	601	80.27
15.501 - 16.000	229	39,866,448.87	16.41	8.804	588	81.99
16.001 - 16.500	160	28,137,510.03	11.58	9.292	589	81.59
16.501 - 17.000	142	22,582,117.30	9.30	9.762	583	81.51
17.001 - 17.500	68	10,956,182.93	4.51	10.240	597	83.86
17.501 - 18.000	39	7,111,783.40	2.93	10.738	611	84.37
18.001 - 18.500	18	2,071,310.94	0.85	11.216	599	84.56
18.501 - 19.000	14	1,707,239.30	0.70	11.870	536	73.52
19.001 - 19.500	2	320,130.31	0.13	12.231	538	75.00
19.501 - 19.525	1	63,733.77	0.03	12.525	556	75.00
Total:	1,282	242,906,267.86	100.00	8.485	602	80.62

The weighted average lifetime minimum mortgage rate of the Adjustable Rate Group I Mortgage Loans as of the cut-off date is 15.475%.

Originator of the Group I Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
New Century Mortgage	1,597	271,098,869.64	90.35	8.551	606	80.18
Home123	202	28,949,934.46	9.65	8.159	611	82.11
Total:	1,799	300,048,804.10	100.00	8.513	606	80.36

Group II Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$673,440,697.74
Number of Mortgage Loans:	2,966
Average Scheduled Principal Balance:	$227,053.51	$29,959.88	$1,425,000.00
Weighted Average Gross Coupon:	8.496%	5.500%	13.900%
Weighted Average Original Credit Score:	626	500	814
Weighted Average Original LTV Ratio (1) :	81.60%	18.72%	100.00%
Weighted Average Combined LTV Ratio (2) :	88.23%	18.72%	100.00%
Weighted Average Stated Remaining Term:	358 Months	119 Months	360 Months
Weighted Average Original Term:	360 Months	120 Months	360 Months
Weighted Average Seasoning:	2 Months	0 Months	7 Months
Weighted Average Origination Date:	March 2006	October 2005	April 2006
Percent Interest Only Loans:	12.80%
Percent Second Liens:	6.61%
Percent of First Lien with Silent Seconds:	36.54%
Weighted Average Debt-To-Income Ratio:	41.87%	3.79%	57.88%
Weighted Average Margin (3):	6.228%	5.100%	7.600%
Weighted Average Initial Periodic Rate Cap (3):	1.497%	1.000%	1.500%
Weighted Average Subsequent Periodic Rate Cap (3):	1.497%	1.000%	1.500%
Weighted Average Minimum Mortgage Rate (3):	6.228%	5.100%	7.600%
Weighted Average Maximum Mortgage Rate (3):	15.320%	12.500%	19.825%
Weighted Average Next Rate Adjustment Date (3):	April 2008	December 2007	May 2009

(1) Original LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Combined LTV = Principal Balance at Origination+ known Junior or Senior Lien Balances (as applicable) / property value
(3) Of the Adjustable Rate Mortgage Loans.

Product Type of the Group II Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2/28 Hybrid Balloon	1,001	308,530,354.01	45.81	8.284	620	80.98
2/28 Hybrid	828	162,803,622.62	24.17	8.699	614	80.57
2/28 Hybrid IO	210	86,227,931.66	12.80	7.733	654	81.23
30 Year Fixed	782	84,073,796.17	12.48	9.802	642	88.08
Fixed Balloon	70	18,784,904.98	2.79	7.833	645	77.01
3/27 Hybrid Balloon	33	7,260,947.71	1.08	8.611	595	76.32
3/27 Hybrid	30	4,660,476.62	0.69	8.467	630	78.59
15 Year Fixed	7	711,002.22	0.11	8.077	637	60.43
20 Year Fixed	4	333,039.79	0.05	9.300	644	86.10
10 Year Fixed	1	54,621.96	0.01	7.540	668	42.25
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Original Balance of the Mortgage Loans
Original Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
30,000.00 - 50,000.00	124	5,150,587.34	0.76	11.063	643	96.80
50,000.01 - 75,000.00	345	21,864,818.68	3.25	10.410	630	90.76
75,000.01 - 100,000.00	321	28,363,840.49	4.21	9.995	622	87.60
100,000.01 - 125,000.00	296	33,400,537.60	4.96	9.367	617	83.27
125,000.01 - 150,000.00	214	29,163,520.41	4.33	8.961	615	82.77
150,000.01 - 175,000.00	192	31,190,784.95	4.63	8.782	610	80.43
175,000.01 - 200,000.00	157	29,556,685.79	4.39	8.482	609	77.76
200,000.01 - 225,000.00	140	29,843,338.33	4.43	8.415	612	79.97
225,000.01 - 250,000.00	125	29,645,817.18	4.40	8.366	617	80.24
250,000.01 - 275,000.00	137	35,923,807.68	5.33	8.301	620	80.26
275,000.01 - 300,000.00	112	32,181,570.03	4.78	8.204	618	80.33
300,000.01 - 325,000.00	96	29,990,278.66	4.45	8.418	626	81.96
325,000.01 - 358,700.00	89	30,344,400.38	4.51	8.103	618	79.78
358,700.01 - 375,000.00	44	16,125,070.09	2.39	8.085	635	79.45
375,000.01 - 425,000.00	162	64,814,026.09	9.62	8.014	633	80.28
425,000.01 - 525,000.00	232	109,322,987.00	16.23	8.171	635	81.90
525,000.01 - 625,000.00	109	61,696,002.46	9.16	8.153	633	80.98
625,000.01 - 725,000.00	40	26,855,186.37	3.99	8.176	645	82.40
725,000.01 - 825,000.00	12	9,224,375.54	1.37	8.493	636	77.39
825,000.01 - 925,000.00	9	7,770,978.00	1.15	8.182	634	83.85
925,000.01 - 1,025,000.00	6	5,849,584.69	0.87	7.737	652	78.58
1,025,000.01 - 1,425,000.00	4	5,162,499.98	0.77	8.112	673	77.12
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

The average original balance of the Group II Mortgage Loans as of the cut-off date is $227,203.59.

Scheduled Principal Balance of the Group II Mortgage Loans
Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
29,959.88 - 50,000.00	126	5,250,544.69	0.78	11.033	642	96.66
50,000.01 - 75,000.00	344	21,839,810.71	3.24	10.406	630	90.53
75,000.01 - 100,000.00	320	28,288,891.11	4.20	10.000	622	87.77
100,000.01 - 125,000.00	297	33,525,533.20	4.98	9.373	617	83.34
125,000.01 - 150,000.00	213	29,038,524.81	4.31	8.952	615	82.69
150,000.01 - 175,000.00	192	31,190,784.95	4.63	8.782	610	80.43
175,000.01 - 200,000.00	157	29,556,685.79	4.39	8.482	609	77.76
200,000.01 - 225,000.00	140	29,843,338.33	4.43	8.415	612	79.97
225,000.01 - 250,000.00	125	29,645,817.18	4.40	8.366	617	80.24
250,000.01 - 275,000.00	137	35,923,807.68	5.33	8.301	620	80.26
275,000.01 - 300,000.00	113	32,479,065.28	4.82	8.199	618	80.33
300,000.01 - 325,000.00	95	29,692,783.41	4.41	8.425	627	81.98
325,000.01 - 350,000.00	68	22,917,524.19	3.40	8.062	617	79.29
350,000.01 - 383,700.00	93	34,159,714.07	5.07	8.046	635	80.80
383,700.01 - 400,000.00	62	24,354,635.92	3.62	8.170	622	78.81
400,000.01 - 450,000.00	152	64,911,738.14	9.64	8.162	627	82.29
450,000.01 - 550,000.00	189	94,114,153.74	13.98	8.063	642	80.76
550,000.01 - 650,000.00	86	50,820,543.54	7.55	8.312	635	81.78
650,000.01 - 750,000.00	31	21,608,817.43	3.21	8.018	638	79.80
750,000.01 - 850,000.00	11	8,858,353.47	1.32	8.683	648	84.27
850,000.01 - 950,000.00	7	6,282,348.73	0.93	7.698	638	83.89
950,000.01 - 1,050,000.00	4	3,974,781.39	0.59	7.670	643	75.56
1,050,000.01 - 1,425,000.00	4	5,162,499.98	0.77	8.112	673	77.12
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60
The average scheduled principal balance of the Group II Mortgage Loans as of the cut-off date is $227,053.51.

Gross Mortgage Rate of the Group II Mortgage Loans
Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.500 - 5.500	3	1,236,792.69	0.18	5.500	650	70.16
5.501 - 6.000	15	4,957,603.87	0.74	5.894	664	75.05
6.001 - 6.500	52	20,988,228.04	3.12	6.348	650	72.84
6.501 - 7.000	153	49,449,558.42	7.34	6.843	651	77.33
7.001 - 7.500	269	77,525,046.57	11.51	7.306	632	78.54
7.501 - 8.000	427	116,184,873.12	17.25	7.801	635	79.91
8.001 - 8.500	399	110,526,343.97	16.41	8.289	626	80.27
8.501 - 9.000	406	100,012,400.75	14.85	8.782	616	82.10
9.001 - 9.500	266	67,453,491.21	10.02	9.251	613	82.58
9.501 - 10.000	300	53,750,989.47	7.98	9.771	605	85.20
10.001 - 10.500	125	17,072,067.60	2.54	10.255	604	84.29
10.501 - 11.000	145	19,063,152.99	2.83	10.758	616	89.80
11.001 - 11.500	138	13,682,217.23	2.03	11.296	637	91.99
11.501 - 12.000	115	9,209,114.51	1.37	11.796	633	98.97
12.001 - 12.500	92	7,490,262.46	1.11	12.298	634	98.43
12.501 - 13.000	55	4,536,300.16	0.67	12.695	620	98.57
13.001 - 13.500	2	62,964.36	0.01	13.324	650	100.00
13.501 - 13.900	4	239,290.32	0.04	13.681	631	99.04
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

The weighted average gross mortgage rate of the Group II Mortgage Loans as of the cut-off date is 8.496%.

Original Term to Maturity of the Group II Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 240	12	1,098,663.97	0.16	8.421	641	67.31
241 - 360	2,954	672,342,033.77	99.84	8.496	626	81.62
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

The weighted average original term to maturity of the Group II Mortgage Loans as of the cut-off date is 360 months.

Remaining Term to Maturity of the Group II Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
119 - 120	1	54,621.96	0.01	7.540	668	42.25
169 - 180	7	711,002.22	0.11	8.077	637	60.43
229 - 240	4	333,039.79	0.05	9.300	644	86.10
349 - 360	2,954	672,342,033.77	99.84	8.496	626	81.62
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

The weighted average remaining term to maturity of the Group II Mortgage Loans as of the cut-off date is 358 months.

Seasoning of the Group II Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0-3	2,463	620,457,341.60	92.13	8.338	624	80.60
4-6	499	52,646,549.08	7.82	10.341	651	93.30
7-8	4	336,807.06	0.05	10.797	657	100.00
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

The weighted average seasoning of the Group II Mortgage Loans as of the cut-off date is 2 months.

Original Loan-to-Value Ratio of the Group II Mortgage Loans
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
18.72 - 20.00	2	201,840.85	0.03	7.858	628	18.79
20.01 - 25.00	5	884,274.67	0.13	7.390	625	21.74
25.01 - 30.00	5	694,358.96	0.10	8.097	561	28.00
30.01 - 35.00	7	1,612,790.49	0.24	7.336	594	32.21
35.01 - 40.00	13	3,067,469.76	0.46	7.453	631	39.06
40.01 - 45.00	16	2,641,101.54	0.39	8.287	602	43.18
45.01 - 50.00	12	2,527,734.22	0.38	7.671	589	47.92
50.01 - 55.00	29	6,810,307.06	1.01	8.164	586	52.60
55.01 - 60.00	43	8,616,090.85	1.28	8.068	584	57.92
60.01 - 65.00	61	15,626,879.11	2.32	8.054	593	63.38
65.01 - 70.00	99	24,459,995.34	3.63	8.326	593	68.21
70.01 - 75.00	197	52,583,429.84	7.81	8.199	589	74.06
75.01 - 80.00	1,105	294,825,229.74	43.78	8.073	638	79.79
80.01 - 85.00	259	61,636,140.43	9.15	8.539	594	84.20
85.01 - 90.00	397	108,737,066.64	16.15	8.682	628	89.67
90.01 - 95.00	157	42,136,486.35	6.26	8.845	645	94.77
95.01 - 100.00	559	46,379,501.89	6.89	11.267	661	99.97
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

The weighted average original loan-to-value ratio of the Group II Mortgage Loans as of the cut-off date is 81.60%.

Original Combined Loan-to-Value Ratio of the Group II Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
18.72 - 20.00	2	201,840.85	0.03	7.858	628	18.79
20.01 - 25.00	5	884,274.67	0.13	7.390	625	21.74
25.01 - 30.00	4	534,608.11	0.08	8.342	547	28.34
30.01 - 35.00	7	1,612,790.49	0.24	7.336	594	32.21
35.01 - 40.00	13	3,067,469.76	0.46	7.453	631	39.06
40.01 - 45.00	16	2,641,101.54	0.39	8.287	602	43.18
45.01 - 50.00	12	2,527,734.22	0.38	7.671	589	47.92
50.01 - 55.00	28	6,060,763.76	0.90	8.209	592	52.49
55.01 - 60.00	43	8,616,090.85	1.28	8.068	584	57.92
60.01 - 65.00	58	13,388,812.60	1.99	8.049	583	62.91
65.01 - 70.00	96	23,503,044.78	3.49	8.299	591	68.08
70.01 - 75.00	192	52,566,813.23	7.81	8.179	587	73.60
75.01 - 80.00	316	81,838,842.83	12.15	8.352	592	79.20
80.01 - 85.00	231	57,188,852.37	8.49	8.539	591	83.86
85.01 - 90.00	371	105,374,641.70	15.65	8.661	628	89.55
90.01 - 95.00	201	50,991,323.95	7.57	8.819	642	92.64
95.01 - 100.00	1,371	262,441,692.03	38.97	8.560	657	83.61
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

The weighted average original combined loan-to-value ratio of the Group II Mortgage Loans as of the cut-off date is 88.23%.

Silent Second Status of the Group II Mortgage Loans
Silent Second Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
No Silent Second	2,097	443,611,206.72	65.87	8.746	612	82.51
Has Silent Second	869	229,829,491.02	34.13	8.013	654	79.86
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Loan Purpose of the Group II Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	1,642	333,070,184.92	49.46	8.695	652	84.63
Cash-Out Refinance	1,118	288,521,716.51	42.84	8.336	598	78.31
Rate/Term Refinance	206	51,848,796.31	7.70	8.102	617	80.42
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Documentation Type of the Group II Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Stated Doc	1,411	350,737,134.35	52.08	8.906	642	82.51
Full Doc - 2Yr W2/Tax Returns	707	126,312,534.46	18.76	8.178	608	80.83
Full Doc - 1Yr W2	593	118,264,617.09	17.56	7.966	602	80.31
Full Doc - 12 M Bank Statements	203	62,515,159.18	9.28	7.996	620	80.95
Limited Doc - 6 M Bank Statements	38	10,710,795.84	1.59	7.800	638	79.67
Full Doc - 24 M Bank Statements	10	3,726,330.16	0.55	7.749	602	78.82
Full Doc - 12 M Business Bank Statements	3	992,877.32	0.15	8.766	681	83.50
Limited - 12 M Bank Statements	1	181,249.34	0.03	7.875	639	86.43
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Occupancy Type of the Group II Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary	2,658	612,525,370.99	90.95	8.426	622	81.39
Investor	175	38,073,368.51	5.65	9.343	660	84.89
Second Home	133	22,841,958.24	3.39	8.946	672	81.84
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Property Type of the Group II Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family	2,139	481,936,915.36	71.56	8.461	622	81.08
PUD	405	92,363,637.69	13.72	8.545	629	82.80
2-4 Family	224	62,361,075.35	9.26	8.538	643	82.78
Condominium	198	36,779,069.34	5.46	8.752	646	83.33
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Lien Position of the Group II Mortgage Loans
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
First Lien	2,404	628,947,312.73	93.39	8.290	624	80.31
Second Lien	562	44,493,385.01	6.61	11.394	658	99.80
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Location of the Group II Mortgage Loans
State	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
California	878	273,797,897.76	40.66	8.303	634	81.30
New York	211	63,295,430.53	9.40	8.463	631	82.50
Florida	302	57,281,758.78	8.51	8.669	621	79.35
New Jersey	115	28,106,497.17	4.17	8.590	633	81.48
Texas	181	21,054,071.08	3.13	8.595	614	80.93
Massachusetts	75	20,409,568.45	3.03	8.435	620	80.49
Arizona	109	18,951,612.97	2.81	8.524	619	80.96
Maryland	68	18,291,433.57	2.72	8.464	614	83.37
Nevada	76	17,037,180.24	2.53	8.669	638	83.97
Washington	69	16,352,258.46	2.43	8.302	624	83.00
Illinois	87	16,185,382.56	2.40	8.684	624	83.35
Oregon	44	9,578,639.12	1.42	8.593	614	81.52
Pennsylvania	74	9,339,463.55	1.39	8.775	606	82.93
Virginia	35	8,665,299.20	1.29	8.678	613	81.59
Georgia	53	8,383,140.03	1.24	8.886	611	84.76
Hawaii	30	7,247,042.32	1.08	8.361	640	78.05
Minnesota	39	7,081,422.34	1.05	8.771	627	82.45
Michigan	47	5,972,179.89	0.89	9.129	606	82.39
Colorado	29	5,331,773.58	0.79	8.273	626	84.32
Ohio	49	5,082,872.93	0.75	8.971	589	83.44
Connecticut	21	4,611,642.96	0.68	8.639	595	78.11
Utah	27	4,518,701.14	0.67	8.980	646	85.77
Tennessee	40	4,504,500.75	0.67	8.911	611	84.22
Indiana	33	4,133,918.48	0.61	9.114	607	85.25
South Carolina	19	3,092,363.52	0.46	8.931	638	83.08
Maine	13	3,074,291.34	0.46	8.852	604	79.23
Rhode Island	13	2,814,608.54	0.42	8.992	573	78.94
Missouri	20	2,523,275.83	0.37	9.059	579	83.63
New Hampshire	12	2,439,986.21	0.36	8.549	606	82.79
Alabama	20	2,297,466.51	0.34	9.684	592	83.23
New Mexico	14	2,295,904.52	0.34	8.301	618	80.49
North Carolina	17	2,066,687.77	0.31	9.674	622	84.75
Wisconsin	17	2,045,422.23	0.30	8.668	637	84.32
Montana	9	1,824,448.41	0.27	8.626	619	69.87
Arkansas	17	1,757,821.79	0.26	9.061	604	84.01
Idaho	13	1,637,664.09	0.24	9.035	584	78.73
Nebraska	13	1,444,830.33	0.21	8.894	612	82.67
Kentucky	15	1,437,498.24	0.21	9.074	585	84.32
Iowa	11	1,358,283.02	0.20	8.838	619	86.62
Oklahoma	12	1,223,404.15	0.18	9.068	615	84.38
Mississippi	13	1,142,895.00	0.17	8.576	593	81.95
Louisiana	6	947,231.41	0.14	9.342	606	84.50
Delaware	6	845,076.17	0.13	7.975	582	81.93
Alaska	4	624,426.16	0.09	9.417	621	87.04
District of Columbia	3	577,029.74	0.09	9.375	575	73.04
Kansas	3	346,905.00	0.05	8.207	608	81.41
Wyoming	2	172,270.47	0.03	8.535	600	72.07
South Dakota	1	127,678.99	0.02	9.700	541	90.00
North Dakota	1	109,540.44	0.02	9.025	686	80.00
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Prepayment Penalty Term of the Group II Mortgage Loans
Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
None	911	202,915,980.43	30.13	8.930	630	82.64
12	150	53,482,068.79	7.94	8.459	640	80.81
24	1,587	365,563,687.21	54.28	8.294	621	81.70
36	318	51,478,961.31	7.64	8.256	629	77.61
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Debt-To-Income Ratio of the Group II Mortgage Loans
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.79 - 5.00	2	369,054.98	0.05	7.145	695	75.89
5.01 - 10.00	8	1,911,293.02	0.28	7.807	634	71.98
10.01 - 15.00	15	3,537,339.80	0.53	7.678	650	76.93
15.01 - 20.00	53	9,995,349.26	1.48	8.651	610	76.50
20.01 - 25.00	101	18,549,510.94	2.75	8.389	625	78.47
25.01 - 30.00	158	30,731,392.42	4.56	8.361	622	79.91
30.01 - 35.00	267	54,538,522.69	8.10	8.570	619	81.52
35.01 - 40.00	457	95,125,137.63	14.13	8.565	626	82.17
40.01 - 45.00	714	160,213,825.21	23.79	8.558	634	82.29
45.01 - 50.00	1,030	257,724,567.82	38.27	8.535	628	83.13
50.01 - 55.00	154	39,818,226.29	5.91	7.969	597	72.97
55.01 - 57.88	7	926,477.68	0.14	7.811	576	69.48
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

The weighted average debt-to-income ratio of the Group II Mortgage Loans as of the cut-off date is 41.87%.

Interest Only Term of the Group II Mortgage Loans
Interest Only Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
None	2,756	587,212,766.08	87.20	8.608	622	81.65
60	210	86,227,931.66	12.80	7.733	654	81.23
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Historical Delinquency of the Group II Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0 x 30	2,966	673,440,697.74	100.00	8.496	626	81.60
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Credit Score of the Group II Mortgage Loans
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 524	172	33,343,193.20	4.95	9.305	511	75.38
525 - 549	193	41,115,037.50	6.11	8.816	538	75.30
550 - 574	264	60,299,041.39	8.95	8.601	562	77.88
575 - 599	370	75,952,084.85	11.28	8.785	587	82.03
600 - 624	486	106,699,625.32	15.84	8.332	612	82.20
625 - 649	520	125,691,783.04	18.66	8.417	637	82.50
650 - 674	428	104,087,705.46	15.46	8.323	661	83.17
675 - 699	250	59,190,892.77	8.79	8.337	686	84.14
700 - 724	129	31,185,365.26	4.63	8.211	712	84.70
725 - 749	77	17,673,723.09	2.62	8.325	735	84.10
750 - 774	47	10,756,703.06	1.60	8.399	761	81.10
775 - 799	21	5,118,396.86	0.76	8.409	787	84.58
800 - 814	9	2,327,145.94	0.35	8.322	807	88.89
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

The weighted average credit score of the Group II Mortgage Loans as of the cut-off date is 626.

Margin of the Adjustable Rate Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.100 - 5.500	6	1,581,841.36	0.28	9.180	589	84.75
5.501 - 6.000	374	108,848,646.69	19.11	8.167	624	81.49
6.001 - 6.500	1,482	396,267,583.54	69.58	8.254	629	81.38
6.501 - 7.000	151	42,135,279.22	7.40	8.927	590	78.97
7.001 - 7.500	81	19,577,511.48	3.44	9.205	585	69.91
7.501 - 7.600	8	1,072,470.33	0.19	9.428	564	73.69
Total:	2,102	569,483,332.62	100.00	8.325	623	80.82

The weighted average margin of the Adjustable Rate Mortgage Loans as of the cut-off date is 6.228%.

Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
July 2007 to December 2007	3	932,072.10	0.16	8.745	602	87.07
January 2008 to June 2008	2,035	556,551,636.19	97.73	8.319	624	80.89
July 2008 to December 2008	1	78,200.00	0.01	10.225	574	85.00
January 2009 to June 2009	63	11,921,424.33	2.09	8.555	609	77.21
Total:	2,102	569,483,332.62	100.00	8.325	623	80.82

The weighted average next rate adjustment Date of the Adjustable Rate Mortgage Loans as of the cut-off date is April 2008.

Initial Periodic Rate Cap of the Adjustable Rate Mortgage Loans
Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000	13	3,074,291.34	0.54	8.852	604	79.23
1.500	2,089	566,409,041.28	99.46	8.322	623	80.83
Total:	2,102	569,483,332.62	100.00	8.325	623	80.82

The weighted average initial periodic rate cap of the Adjustable Rate Mortgage Loans as of the cut-off date is 1.497%.

Subsequent Periodic Rate Cap of the Adjustable Rate Mortgage Loans
Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000	13	3,074,291.34	0.54	8.852	604	79.23
1.500	2,089	566,409,041.28	99.46	8.322	623	80.83
Total:	2,102	569,483,332.62	100.00	8.325	623	80.82

The weighted average subsequent periodic rate cap of the Adjustable Rate Mortgage Loans as of the cut-off date is 1.497%.

Lifetime Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans
Lifetime Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.100 - 5.500	6	1,581,841.36	0.28	9.180	589	84.75
5.501 - 6.000	374	108,848,646.69	19.11	8.167	624	81.49
6.001 - 6.500	1,482	396,267,583.54	69.58	8.254	629	81.38
6.501 - 7.000	151	42,135,279.22	7.40	8.927	590	78.97
7.001 - 7.500	81	19,577,511.48	3.44	9.205	585	69.91
7.501 - 7.600	8	1,072,470.33	0.19	9.428	564	73.69
Total:	2,102	569,483,332.62	100.00	8.325	623	80.82

The weighted average lifetime minimum mortgage rate of the Adjustable Rate Mortgage Loans as of the cut-off date is 6.228%.

Lifetime Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans
Lifetime Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12.500 - 12.500	3	1,236,792.69	0.22	5.500	650	70.16
12.501 - 13.000	15	4,957,603.87	0.87	5.894	664	75.05
13.001 - 13.500	37	14,845,259.24	2.61	6.371	638	75.34
13.501 - 14.000	129	42,457,682.92	7.46	6.861	652	78.37
14.001 - 14.500	226	67,957,228.22	11.93	7.303	632	79.23
14.501 - 15.000	370	106,015,986.37	18.62	7.804	636	80.09
15.001 - 15.500	361	101,696,253.67	17.86	8.297	624	80.42
15.501 - 16.000	354	92,464,148.63	16.24	8.785	616	82.60
16.001 - 16.500	231	62,842,032.48	11.03	9.238	612	82.48
16.501 - 17.000	196	44,565,462.12	7.83	9.761	597	83.95
17.001 - 17.500	87	13,606,545.44	2.39	10.261	600	83.58
17.501 - 18.000	64	12,198,810.57	2.14	10.725	585	84.91
18.001 - 18.500	23	3,871,079.59	0.68	11.335	541	72.15
18.501 - 19.000	3	334,347.49	0.06	11.692	532	80.24
19.001 - 19.500	1	284,154.23	0.05	12.188	532	69.66
19.501 - 19.825	2	149,945.09	0.03	12.750	508	58.00
Total:	2,102	569,483,332.62	100.00	8.325	623	80.82

The weighted average lifetime minimum mortgage rate of the Adjustable Rate Mortgage Loans as of the cut-off date is 15.320%.

Originator of the Group II Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
New Century Mortgage	2,791	643,417,020.81	95.54	8.512	627	81.74
Home123	175	30,023,676.93	4.46	8.135	600	78.58
Total:	2,966	673,440,697.74	100.00	8.496	626	81.60

Rating Agency Contacts

Standard & Poor’s	Erik Lukacsko: (212) 438-2534

Moody’s	Wioletta Frankowicz: (212) 553-1019

DBRS	Quincy Tang: (212) 806-3256
Mark Zelmanovich: (212) 806-3260